                                                                    Exhibit 10.7

                               DUPLICATE ORIGINAL

------------------------------------------------------------------------------------------------------------------------------------
     AWARD/CONTRACT                   1. THIS CONTRACT IS A RATED ORDER               RATING         PAGE OF PAGES
                                         UNDER DPAS (15 CFR 350)                                       1     136
------------------------------------------------------------------------------------------------------------------------------------
2. CONTRACT (Prod. Inst. Ident.) NO.  3. EFFECTIVE DATE                         4. REQUISITION/PURCHASE REQUEST/PROJECT NO.

     500-94-C-0053                    See Block 20c                                558-94-77000
------------------------------------------------------------------------------------------------------------------------------------
5. ISSUED BY                CODE       OAG                  6. ADMINISTERED BY (if other than item 5)     CODE   OAG
                                  -------------                                                                ---------

     HEALTH CARE FINANCING ADMIN                            HEALTH CARE FINANCING ADMINISTRA
     OFFICE OF ACQUISITION & GRANTS                         RM 389 EAST HIGH RISE BLDG, OAG
     6325 SECURITY BOULEVARD/ROOM 389                       6325 SECURITY BLVD
     BALTIMORE, MARYLAND  21207                             BALTIMORE, MD  21207-5187
------------------------------------------------------------------------------------------------------------------------------------
7. NAME AND ADDRESS OF CONTRACTOR (No., street, city                            8. DELIVERY
                                  country, State and ZIP Code
                                                                                [ ]FOB ORIGIN         [X]OTHER (See below)
     DUNN COMPUTER CORPORATION                                                  ----------------------------------------------------
     22455 DAVIS DRIVE                                                          9. DISCOUNT FOR PROMPT PAYMENT
     SUITE 208
     Sterling, VA  20166                                                             Net 30
                                                                                ----------------------------------------------------
                                                                                10. SUBMIT INVOICES           ITEM
                                                                                (4 copies unless
                                                                                otherwise specified
--------------------------------------------------------------------------------TO THE ADDRESS
CODE                                         FACILITY CODE                      SHOWN IN:                      12
------------------------------------------------------------------------------------------------------------------------------------
11. SHIP TO/MARK FOR         CODE    BDMS/OIT                         12. PAYMENT WILL BE MADE BY       CODE    ACCT
                                  --------------------                                                       -----------------------

     HCFA/BDMS/OIT                                                        See Schedule
     RM 108 SOP BUILDING
     6325 SECURITY BOULEVARD
     BALTIMORE, MD  21207
------------------------------------------------------------------------------------------------------------------------------------
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:         14. ACCOUNTING AND APPROPRIATION DATA

[ ]10 USC 2304(c)(       )     [ ]41 USC 253(c)(       )                  45995599 2562 7540511 TIN: 54-11424654
------------------------------------------------------------------------------------------------------------------------------------
15A. ITEM NO.       15B. SUPPLIES/SERVICES        15C. QTY            15D. UNIT          15E. UNIT PRICE          15F. AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

                    THIS IS AN INDEFINITE QUANTITY/INDEFINITE DELIVERY CONTRACT FOR STATE-
                    OF-THE-ART MICROCOMPUTER WORKSTATIONS, PERIPHERALS, SOFTWARE,
                    MAINTENANCE AND SUPPORT SERVICES.

                    (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      15G. TOTAL AMOUNT OF CONTRACT   $ -0-
------------------------------------------------------------------------------------------------------------------------------------
                                                        16. TABLE OF CONTENTS
------------------------------------------------------------------------------------------------------------------------------------
(X)  SEC.           DESCRIPTION         PAGE(S)        (X)  SEC.      DESCRIPTION                   PAGE(S)
------------------------------------------------------------------------------------------------------------------------------------
          PART I - THE SCHEDULE                                  PART II - CONTRACT CLAUSES
------------------------------------------------------------------------------------------------------------------------------------
 X    A   SOLICITATION/CONTRACT FORM      2             X    I   CONTRACT CLAUSES                     7
------------------------------------------------------------------------------------------------------------------------------------
 X    B   SUPPLIES OR SERVICES AND                               PART III - LIST OF DOCUMENTS,
          PRICES/COSTS                   11                      EXHIBITS AND OTHER ATTACH.
------------------------------------------------------------------------------------------------------------------------------------
 X    C   DESCRIPTION/SPECS./WORK                             J   LIST OF ATTACHMENTS
          STATEMENT                      65
------------------------------------------------------------------------------------------------------------------------------------
 X    D   PACKAGING AND MARKING           3                      PART IV - REPRESENTATIONS AND
                                                                 INSTRUCTIONS
------------------------------------------------------------------------------------------------------------------------------------
 X    E   INSPECTION AND ACCEPTANCE       5                  K   REPRESENTATIONS, CERTIFICATIONS
                                                                 AND OTHER STATEMENTS OF OFFERORS
-------------------------------------------------------
 X    F   DELIVERIES OR PERFORMANCE       5
------------------------------------------------------------------------------------------------------------------------------------
 X    G   CONTRACT ADMINISTRATION DATA   12                  L   INSTR., CONDS., AND NOTICES TO
                                                                 OFFERORS
------------------------------------------------------------------------------------------------------------------------------------
 X    H   SPECIAL CONTRACT REQUIREMENTS  26                  M   EVALUATION FACTORS FOR AWARD
------------------------------------------------------------------------------------------------------------------------------------
                                    CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
------------------------------------------------------------------------------------------------------------------------------------
17.  [X] CONTRACTORS NEGOTIATED AGREEMENT              18.  [ ] AWARD (Contractor is not required to sign
     (Contractor is required to sign this                   this document.) Your offer on Solicitation
     document and return 3 copies to issuing                Number __________________, including the
     office.) Contractor agrees to furnish                  additions or changes made by you which
     and deliver all items or perform all the               additions or changes are set forth in full above,
     services set forth or otherwise                        is hereby accepted as to the items listed above
     identified above and on any continuation               and on any continuation sheets. This award
     sheets for the consideration stated herein.            consummates the contract which consists of the
     The rights and obligations of the parties              following documents: (a) the Government's
     to this contract shall be subject to and               solicitation and your offer, and (b) this
     governed by the following documents:                   award/contract. No further contractual
     (a) this award/contract, (b) the solicitation,         document is necessary.
     if any, and (c) such provisions, representations,
     certifications, and specifications, as are
     attached or incorporated by reference
     herein. (Attachments are listed herein.)
------------------------------------------------------------------------------------------------------------------------------------
19A. NAME AND TITLE OF SIGNER (Type or print)          20A. NAME OF CONTRACTING OFFICER

   /s/ THOMAS P. DUNN, PRESIDENT                       DAVID J. ZARUBA
------------------------------------------------------------------------------------------------------------------------------------
19B. NAME OF CONTRACTOR       19C. DATE SIGNED         20B. UNITED STATES OF AMERICA      20C. DATE SIGNED

     /s/ Thomas P. Dunn             9-28-94            BY   /s/ David J. Zaruba                  9/29/94
     -----------------------------                          -----------------------------
     (Signature of person                                   (Signature of
     authorized to sign)                                    Contracting Officer)
------------------------------------------------------------------------------------------------------------------------------------

NSN 7540-01-152-8069                 26-107         STANDARD FORM 26 (REV. 2-85)
PREVIOUS EDITION UNUSABLE                           Prescribed by GSA
                                                    FAR (48 CFR) 53.214(a)

SECTION B- SUPPLIES OR SERVICES AND PRICES/COSTS

B.1   Brief Description of Supplies

B.2   Consideration and Payment Schedule

B.3   Withholding of Payments

B.4   Incorporation of Technical and Price Proposal

B.5   Pricing Tables

SECTION B- SUPPLIES OR SERVICES AND PRICES/COSTS

B.1 Brief Description of Supplies

The purpose of this indefinite quantity/indefinite delivery contract is to have the contractor provide state-of-the-art microcomputer workstations, peripherals, software, maintenance and supports services.

Pursuant to Federal Acquisition Regulation (FAR) clauses 52.225-1, Buy American Certificate, and 52.225-8, Buy American Act Trade Agreements Act Balance of Payments Program Certificate (see Section K), offerors shall separately identify in the price schedules for each proposed item which is not a "domestic end product", as defined in the latter clause.

B.2 Consideration and Payment Schedule

      a. This is a Firm-Fixed Price Indefinite/Quantity, Indefinite Delivery Contract. The total fixed price ceiling inclusive of the base period and option periods (if the options are exercised) shall not exceed $9,295,333.

      b. The prices set forth in the Section B pricing schedules (Table B-l through B-4) are fixed for all line items for the duration of the contract year specified, but are subject to applicable discounts, if appropriate.

      c. It is HCFA's intent to replace approximately one-fifth of its 4200 workstations each year with state-of-the-art workstations, while continuing to provide a workstation for each new employee. The maximum quantity the Government is expected to purchase per year and aver the life of the contract is 3600 workstations. However, due to agency budgetary constraints, the government can only commit to a minimum quantity of 60 workstations per year. It is anticipated that the minimum quantity associated with maintenance will be satisfied within the first contract year.

            Note: The maximum quantity limitation does not include the quantities to be purchased under the Government Employee Acquisition Procedure (GEAP).

--------------------------------------------------------------------------------
CONTINUATION SHEET         REF. NO. OF BEING CONT'D.               PAGE 2 OF 136
                                  ###-##-####
--------------------------------------------------------------------------------
NAME OF OFFEROR OR CONTRACTOR

DUNN COMPUTER CORPORATION
--------------------------------------------------------------------------------

ITEM No.      SUPPLIES/SERVICES         QUANTITY  UNIT     UNIT PRICE    AMOUNT
--------------------------------------------------------------------------------
1     THE CONTRACTOR IS TO PROVIDE           1     EA
      STATE-OF-ART MICROCOMPUTER
      WORKSTATIONS, PERIPHERALS,
      SOFTWARE, MAINTENANCE AND
      SUPPORT SERVICES.

      FOB: Destination

      Payment:
      DHHS, HCFA, OBA, OFM
      DIVISION OF ACCOUNTING
      P.O. BOX 7520
      BALTIMORE, MARYLAND 21207-0520
      (410) 966-5459
--------------------------------------------------------------------------------

SECTION B- SUPPLIES OR SERVICES AND PRICES/COSTS

B.3   Withholding of Payments

Notwithstanding any other payment provisions of this contract, failure of the Contractor to submit required reports when due, or failure to perform or deliver required work, supplies, or services, will result in the withholding of payments under this contract unless such failure arises out of causes beyond the control, and without the fault or negligence of the Contractor as defined by the clause entitled "Excusable Delays:" or "Default:," as applicable. The Government shall promptly notify the Contractor of its intention to withhold payment of any invoice or voucher submitted.

B.4   Incorporation of Technical and Price Proposal

The Contractor's technical and business proposal entitled, "End User Computing II", dated May 19, 1994 and amended by Best and Final Offer dated August 9, 1994 submitted in response to HCFA-RFP-93-034/CR is hereby incorporated into the contract by reference and made a part of this contract. The Contractor shall perform the work substantially as set forth in the technical proposal. Any major revision to the Contractor's technical or cost proposal that would significantly alter the technical approach must be approved in writing by the Contracting Officer. In the event of any inconsistency between the provisions of this contract and the Contractor's technical proposal, the inconsistency shall be resolved by giving precedence in the following order: (a) Part I, The Schedule,
(b) Part II, FAR Clauses incorporated under Section I, (c) Contractor's technical proposal, and (d) Other provisions of the contract, whether incorporated by reference or otherwise.

Section K (Representations, Certifications, and Other Statements of Offerors), as signed by the contractor on May 19, 1994 and is hereby incorporated by reference into this contract.

TABLE B-1 MANDATORY EQUIPMENT/SOFTWARE UNIT PRICE SCHEDULE

                                                        Estimated
                                 UNIT PRICE   CONTRACT  QUANTITY   COMMERCIAL  INSTALLATION
CLIN I   DESCRIPTION              OFFERED       YEAR                  PRICE
0001     Desktop Workstation     $1,785.00        1       1000       $2,142         $35
                                 $1,099.00        2       1000       $1,319         $35
                                   $822.00        3       1000         $986         $35
0004     Laptop Computer         $2,499.00        1        135       $2,999
                                 $2,415.00        2        135       $2,898
                                 $1,932.00        3        130       $2,318
0010     Laser Printer           $1,650.00        1        170       $1,980
                                 $1,550.00        2        165       $1,860
                                 $1,350.00        3        165       $1,620
     Last Equipment Item

TABLE B-2 MANDATORY OPTIONAL FEATURES

                                    UNIT PRICE  CONTRACT  *Estimated  COMMERCIAL
CLIN I   DESCRIPTION                  OFFERED     YEAR      QUANTITY    PRICE

 0002  Tower Workstation              $1,889        1          200     $2,495
                                      $1,160        2          200
                                        $945        3          200
 0003  Network Interface Option         $160        1         1200       $299
                                        $140        2         1200
                                        $136        3         1200
 0005  Color Laptop Computer          $4,556        1           35     $4,650
                                      $3,797        2           35
                                      $3,038        3           30
 0006  17' Display Upgrade              $425        1           65     $1,295
                                        $350        2           65
                                        $300        3           70
 0007  500MB Fixed Disk Option          $160        1          165       $895
                                        $100        2          165
                                         $88        3          170
 0006  6MB RAM Upgrade                  $256        1          330       $399
                                        $256        2          330
                                        $256        3          340
 0009  ISA CD-ROM Reader & Kit          $648        1          100       $795
                                        $398        2          100
                                        $324        3          100
0009A  MCA CD-ROM Reader and Kit        $773        1           70        N/A
                                        $475        2           65
                                        $386        3           65
l001A  WordPerfect- Workstation DOS      $89        1          120       $295
             WINDOWS,0S/2                $85        2          120
                                         $80        3          210
1001B  WP-network-5 user license        $445        1           50       $950
                                        $422        2           50
                                        $400        3           50         --
1001C  WP-network-20 user license     $1,760        1           25     $3,500
                                      $1,691        2           25
                                      $1,602        3           25
1001D  WP-network-100 user license    $8,900        1            5
                                      $8,455        2            5    $16,500
                                      $8,010        3            4
1001E  WP documentation                  $40        1          250        $40
                                         $38        2          250
                                         $36        3          250
1002A  LOTUS 1-2-3 workstation DOS      $122        1          120       $349
       Windows, OS/2                    $116        2          120
                                        $110        3          210
1002B  LOTUS 1-2-3 network-S user       $610        1           50     $1,295
       license                          $579        2           50
                                        $549        3           50
1002C  LOTUS 1-2-3 network-20 user    $2,440        1           25     $4,450
       license                        $2,318        2           25
                                      $2,196        3           25

TABLE B-2 MANDATORY OPTIONAL FEATURES

                                    UNIT PRICE  CONTRACT  *Estimated  COMMERCIAL
CLIN I   DESCRIPTION                  OFFERED     YEAR      QUANTITY    PRICE

   1002D  LOTUS 1-2-3 network-10  user  $12,200         1         5     $24,950
                    license             $11,590         2         5
                                        $10,980         3         4
  1 002E  LOTUS documentation           $20             1       250         $35
                                        $19             2       250
                                        $18             3       250
             OPTIONAL EQUIPMENT
1-2/2001      466DX2166 DESKTOP         $1,95                           $ 2,899
              ISA/VESA Mothboard
            chassis and power supply
          15" SVGA,MPR,NI,.28dp monitor
                Mouse and pad
                 340mb HDD
                 8MB RAM
              Video WI 1MB VRAM
             1 Parallel, 2 serial ports
                  3.5" floppy
                101 keyboard
                  DOS 6.2
            2 boxes 3.5" HD disketts
              3 yr on-site warranty
1-2/2002  Cache upgrade to 256KB           $149                            $199

1-2/2003    15" Monitor upgrade            $300                            $499

1-2/2004      545 MB DISC                  $550                            $695

1-2/2005   SE305 TAPE DRIVE                $299                            $349

*The estimated quantities listed above may vary throughout the period of performance of the contract.

TABLE B-3 MANDATORY OPTIONAL SOFTWARE/EOUIPMENT FOR DISABLED ACCESSIBILTY

                                    UNIT PRICE  CONTRACT     *Est.    COMMERCIAL
CLIN I   DESCRIPTION                  OFFERED     YEAR      QUANTITY    PRICE

3001  Telesensory screenpower speech   $1,495       1          1       $1,495
                                       $1,495       2          1
3002                                   $1,495       3          1
      Telesensory screenpower braille  $3,995       1          1       $3,995
                                       $3,995       2          1
3003                                   $3,995       3          1
      Telesensory vista/ track         $2,495       1          1       $2,495
                                       $2,495       2          1
3004                                   $2,495       3          1
         MSl seeBeep                      $29       1          1          $29
                                          $29       2          1
3005                                      $29       3          1
          IBM keyguard                    $79       1          1          $79
                                          $79       2          1
3005                                      $79       3          1
       IBM access DOS                     $10       1          1          $10
                                          $10       2          1
3007                                      $10       3          1
      Dragon dictate classic             $995       1          1         $995
                                         $995       2          1
                                         $995       3          1


*The estimated quantities listed above may vary throughout the period of performance of the contract.

Table B-4 Mandatory Remedial Maintenance on Existing Equipment

                                                  UNIT PRICE           CONTRACT        * Estimated        COMMERCIAL
     CLIN             DESCRIPTION                  OFFERED               YEAR            QUANTITY           PRICE

     2001          Maintenance
     2001A      IBM PS/2 Model 30                    $5.40                 1              1000
                                                     $5.40                 2              1000               NOT
                                                     $5.40                 3              1000            AVAILABLE
     2001B      IBM PS/2 Model 4OSX                  $5.40                 1               100
                                                     $5.40                 2               100
                                                     $5.40                 3               100
     2001C      IBM PS/2 Model 50                    $5.40                 1                25
                                                     $5.40                 2                25
                                                     $5.40                 3                25
     2001D      IBM PS/2 Model 50Z                   $5.40                 1                25
                                                     $5.40                 2                25
                                                     $5.40                 3                25
     2001E      IBM PS/2 Model S5SX                  $5.40                 1               300
                                                     $5.40                 2               300
                                                     $5.40                 3               300
     2001F      IBM PS/2 Model 56SLC                 $6.30                 1                 0
                                                     $6.30                 2                 0
                                                     $6.30                 3               250
     2001G      IBM PS/2 Model 60                    $5.40                 1                20
                                                     $5.40                 2                20
                                                     $5.40                 3                20
     2001H      IBM PS/2 Model 70                    $6.30                 1                75
                                                     $6.30                 2                75
                                                     $6.30                 3                75
     20011      IBM PS/2 Model 80                    $7.20                 1               300
                                                     $7.20                 2               300
                                                     $7.20                 3               300
     2001J      IBM Value Point Model M51            $6.30                 1                 0
                                                     $6.30                 2                 0
                                                     $6.30                 3               500
     2001k      AST 286                              $5.40                 1                75
                                                     $5.40                 2                75
                                                     $5.40                 3                75
     2001L      Compaq LTE 286                       $5.40                 1                25
                                                     $5.40                 2                25
                                                     $5.40                 3                25
     2001M      Compaq Portable II                   $8.10                 1                30
                                                     $8.10                 2                30
                                                     $8.10                 3                30
     2001N      ToshibaTl2OO                         $8.10                 1                10
                                                     $8.10                 2                10
                                                     $8.10                 3                10

Table B-4 Mandatory Remedial Maintenance on Existing Equipment

                                                  UNIT PRICE           CONTRACT        * Estimated        COMMERCIAL
     CLIN             DESCRIPTION                  OFFERED               YEAR            QUANTITY           PRICE
     20010      ToshibaT3lOO                         $7.20                 1                 50
                                                     $7.20                 2                 50
                                                     $7.20                 3                 50
     2001P      Zenith286laptop                      $8.10                 1                 15
                                                     $8.10                 2                 15
                                                     $8.10                 3                 15
     2001Q      HPLaserJet                           $6.30                 1                  3
                                                     $6.30                 2                  3
                                                     $6.30                 3                  3
     2001R      HP LaserJet Series II                $6.30                 1                 50
                                                     $6.30                 2                 50
                                                     $6.30                 3                 50
     2001S      HP LaserJet Series III               $6.30                 1                 25
                                                     $6.30                 2                 25
                                                     $6.30                 3                 25
     2001T      HP LaserJet Series IV                $6.30                 1                 30
                                                     $6.30                 2                 30
                                                     $6.30                 3                 40
     2001U      HPDeskJet5OO+                        $7.20                 1                 10
                                                     $7.20                 2                 10
                                                     $7.20                 3                 10
     2001V      HPScanJet9l9OA                       $3.60                 1                  2
                                                     $3.60                 2                  2
                                                     $3.60                 3                  2
     2001W      IBM Laser Pnnter Model 4019          $6.30                 1                300
                                                     $6.30                 2                300
                                                     $6.30                 3                300
     2001X      IBM Laser Printer Model 4029         $6.30                 1                 50
                                                     $6.30                 2                100
                                                     $6.30                 3                200

*The estimated quantities listed above may vary throughout the period of performance of the contract.

TABLE B-5 NON EVALUATED OPTION- EMPLOYEE PURCHASE PLAN

                                                  UNIT PRICE           CONTRACT        INSTALLATION
     CLIN             DESCRIPTION                  OFFERED               YEAR
     0001       Desktop Workstation                  $1,785.00             1              $50
                                                     $1,099.00             2              $50
                                                       $957.00             3              $50
     0004       Laptop Computer                      $2,499.00             1
                                                     $2,415.00             2
                                                     $1,932.00             3
     0010       Laser Printer                        $1,650.00             1
                                                     $1,550.00             2
                                                     $1,350.00             3
                Last Equipment Item

Prices do not include maintenance

TABLE B-6 PRICE EVALUATION SUMMARY

CLIN                      TABLE             YEAR         COST                 YEAR        COST                  YEAR         COST

0001                       B-1                1       $1,820,000                2       $1,134,000                3         $857,000
0002                       B-2                1         $377,800                2         $232,000                3         $189,000
0003                       B-2                1         $192,000                2         $168,000                3         $163,200

0004                       B-1                1         $337,365                2         $326,025                3         $251,160

0005                       B-2                1         $159,460                2         $132,895                3          $91,140

0006                       B-2                1          $27,625                2          $22,750                3          $21,000
0007                       B-2                1          $26,400                2          $16,500                3          $14,960
0008                       B-2                1          $84,480                2          $84,480                3          $87,040
0009A                      B-2                1          $64,800                2          $39,800                3          $32,400
0009B                      B-2                1          $54,110                2          $30,875                3          $25,090
0010                       B-1                1         $280,500                2         $255,750                3         $222,750
1001
l00lA                      B-2                1          $10,680                2          $10,200                3          $16,800
1001B                      B-2                1          $22,250                2          $21,100                3          $20,000
1001C                      B-2                1          $44,500                2          $42,275                3          $40,050
1001D                      B-2                1          $44,500                2          $42,275                3          $32,040
1001E                      B-2                1          $10,000                2           $9,500                3           $9,000
1002                       B-2                1               $0                2               $0                3               $0
1002A                      B-2                1          $14,640                2          $13,920                3          $23,100
1002B                      B-2                1          $30,500                2          $28,950                3          $27,450
1002C                      B-2                1          $61,000                2          $57,950                3          $54,900
1002D                      B-2                1          $61,000                2          $57,950                3          $43,920
1002E                      B-2                1           $5,000                2           $4,750                3           $4,500
2001A                      B-4                1          $64,800                2          $64,800                3          $64,800
2001B                      B-4                1           $6,480                2           $6,480                3           $6,480
2001C                      B-4                1           $1,620                2           $1,620                3           $1,620
2001D                      B-4                1           $1,620                2           $1,620                3           $1,620
2001E                      B-4                1          $19,440                2          $19,440                3          $19,440
2001F                      B-4                1               $0                2               $0                3          $18,900
2001G                      B-4                1           $1,296                2           $1,296                3           $1,296
 200H                      B-4                1           $5,670                2           $5,670                3           $5,670
2001I                      B-4                1          $25,920                2          $25,920                3          $25,920
2001J                      B-4                1               $0                2               $0                3          $37,800
2001K                      B-4                1           $4,860                2            $4860                3           $4,860
2001L                      B-4                1           $1,620                2           $1,620                3           $1,620
2001M                      B-4                1           $2,916                2           $2,916                3           $2,916
2001N                      B-4                1             $972                2             $972                3             $972
2001O                      B-4                1           $4,320                2           $4,320                3           $4,320
2001P                      B-4                1           $1,458                2           $1,458                3           $1,458
2001Q                      B-4                1             $227                2             $227                3             $227
2001R                      B-4                1            $3780                2           $3,780                3           $3,780
2001S                      B-4                1           $1,890                2           $1,890                3           $1,890
2001T                      B-4                1           $2,268                2           $2,268                3           $3,024
2001U                      B-4                1             $864                2             $864                3             $864
2001V                      B-4                1              $86                2              $86                3              $86
2001W                      B-4                1          $22,680                2          $22.680                3          $22,680
2001X                      B-4                1           $3,780                2           $7,560                3          $15,120

                                                       3,907,177                         2,914,292                        $2,473,863

              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT


C.1  Introduction

C.2  Scope of Work

C.3  MANDATORY GENERAL REOUIREMENTS

     C.3.l Compatibi1ity
     C.3.2 Safety
     C.3.3 Energy-Efficient Microcomputers. Video Displays and Printers

C.4  MANDATORY EOUIPMENT/SOFTWARE SPECIFICATIONS

     C.4.1 Workstation
         C.4.1.1  Genera1 Requirements
         C.4.1.2  System Board
         C.4.1.3  Microprocessor
         C.4.1.4  Math Coprocessor
         C.4.1.5  Memory
         C.4.l.6  Keyboard
         C.4.1.7  3.5 Inch Diskette Drive
         C.4.1.8  220 Megabyte Fixed Disk (Minimum Size)
         C.4.l.9 Super Video Graphics Array (SVGA) Color Disp1ay (14") /Adapter C.4.1.l0 Surge Suppressor
     C.4.2 Laser Printer
     C.4.3 Laptop Computer
         C.4.3.l  General Requirements
         C.4.3.2  System Unit
         C.4.3.3  Laptop Display/Adapter Specifications
         C.4.3.4  Laptop Fixed Disk
         C.4.3.5  Laptop Diskette Drive
         C.4.3.6  Laptop Keyboard
         C.4.3.7  Carrying Case
         C.4.3.8  Battery
         C.4.3.9  Laptop Pointinq Device
         C.4.3.l0 Modem
     C.4.4 Operating System
     C.4.5 Diagnostic Utility

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.5  MANDATORY OPTIONAL FEATURES

     C.5.l Network Interface Option
     C.5.2 500 Megabytes Fixed Disk (Minimum Size)
     C.5.3 Super VGA Color Display (17")
     C.5.4 Word Processing Software
     C.5.5 Word Processing Software (LAN Version)
     C.5.6 Spreadsheet Software
     C.5.7 Spreadsheet (LAN Version)
     C.5.8 External CD-ROM Reader & Interface Kit
     C.5.9 Color Laptop Computer
          C.5.9.l Color Display
          C.5.9.2 Display Adapter
     C.5.l0 Tower Workstation
          C.5.l0.1 Case
          C.5.l0.2 Expansion Bays
          C.5.l0.3 Expansion Slots
     C.5.ll Workstation Memory Augmentation

C.6  MANDATORY OPTIONAL SOFTWARE/EOUIPMENT FOR DISABLED

     C.6.l FUNCTIONAL SPECIFICATIONS
          C.6.l.l Input Alternatives
          C.6.l.2 Output Alternatives
          C.6.l.3 Documentation

C.7  INSTALLATION/DELIVERY

     C.7.l Miscellaneous
     C.7.2 System Assembly and Burn-in Procedures
          C.7.2.l Hardware Burn-in
          C.7.2.2 Software Loading
          C.7.2.3 Installation Problems
          C.7.2.4 Site Visit
     C.7.3 Test Equipment

C.8  REMEDIAL MAINTENANCE

     C.8.l On-Call Maintenance Services
     C.8.2 Maintenance Coverage
     C.8.3 Remedial Maintenance
     C.8.4 Return-To-Operation Time
     C.8.5 Responsibilities of the Contractor
     C.8.6 Maintenance Items

C.9  FIELD-PROVEN EOUIPMENT AND SOFTWARE

C.l0 USE OF EXISTING FACILITIES

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.ll NEW EOUIPMENT

C.12 SOFTWARE SUPPORT

C.13 TECHNOLOGY SUBSTITUTION
     C.13.1 Overview
     C.13.2 Types of Substitutions
     C.13.3 Minimum Qualifications For Acceptance of Substitutions
     C.13.4 Pricing of Substitutions
     C.13.5 Delivery of Substitutions
     C.13.6 Identification of Technologically Advanced Products
     C.13.7 Technologically Advanced Products From Alternate Sources

C.14      NON-EVALUATED OPTION
     C.14.l EMPLOYEE PURCHASES

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT


C.l  Background

The current environment within the Health Care Financing Administration (HCFA) is built on a three-tiered architecture. The highest tier is composed of 2 IBM 3090 mainframe computers. The middle tier consists of two 9370 minicomputers in the HCFA Data Center (HDC) and one 9370 in each regional office. The final tier is composed of approximately 4,200 microcomputers HCFA-wide of various configurations and capabilities. Many of these microcomputers are connected to the mainframe computers, the minicomputers or both through direct 3270 connection or Local Area Network (LAN) gateways. In the next few years, the Baltimore components, including the HDC, are projected to be physically relocated to a single site. Future plans forecast that there will be upgrades and connectivity which will allow for the minicomputer platform to be replaced by a phase-in of LANs connected by fiber optic backbone to each other and to the mainframe in a single site location.

Objective

The purpose of this contract is to provide continued End User Computing II (EUCII) support in fiscal year 1994 and beyond, in the areas of microcomputer hardware, software, maintenance and support services. This contract is for the acquisition of up to 3600 personal computer systems and related accessories for base year and two (2) option years, as well as for the ongoing remedial maintenance of a currently installed base of approximately 1700 personal computers and accessories located in HCFA's Washington, D.C. offices, ten regional offices, and outstations of regional offices.

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.2  Scope of Work

     (a) The contractor shall furnish, as required, the hardware, software, supplies, maintenance and other contractor support services required for the installation and support of all items supplied under this contract. Such hardware, software, supplies, maintenance and other contractor support services shall be supplied in conformance with the terms and conditions of this contract.

     (b) These specifications describe the necessary hardware, software and services used to support workstations for Health Care Financing Administration (HCFA) offices. The workstations will be used to support end user computing and office automation activities in all HCFA offices in Baltimore, Maryland; Washington, D.C., 10 regional offices; and regional office outstations as listed in Section J.

     (c) The contractor shall provide the hardware, software, supplies, maintenance and other contract support services according to the specifications stated in Section C. Any additional components necessary to satisfy the specified performance and configuration requirements shall also be identified by the contractor and included in the equipment cost tables in Section B.

     (d) The contractor shall provide maintenance on existing microcomputer equipment in all HCFA geographical locations except Baltimore, Maryland.

     (e) Following award of the contract, the contractor shall provide equipment to be tested by the Government as defined in Section E. The Government shall inspect this equipment to ensure proper component installation, hardware and software setup, and proper interoperability. Such inspection shall take place after the delivery of test equipment to HCFA in Baltimore and before any equipment is delivered to user locations.

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.3  MANDATORY GENERAL REOUTREMENTS

C.3.l     Compatibility

          The objective of this procurement is to provide end user computing and office automation capabilities to HCFA offices. The workstations shall be multifunction microcomputers. It is HCFA's intention to use these workstations with the software provided in this contract plus commercial off-the-shelf and custom developed applications obtained outside this contract. HCFA will connect these workstations with Novell local area networks (LANs) and wide area networks (WANs). In order for the workstations provided in this contract to become an integral part of HCFA's IRM System Plan, it is essential that they be 100% software compatible with the IBM PC/AT and IBM PS12. This does not mean that the equipment shall be IBM, but that it shall fully accommodate hardware and software designed to operate on IBM microcomputers.

C.3.2     Safety

          Shielded Power Supply - All power supplies shall be shielded to meet industry standards as listed below.

          (1) Federal Communication Commission (FCC) Certification - All hardware, where applicable, shall meet FCC requirements for certification of compliance with maximum allowable radiation limits. The workstation, laptop computer, video display, external disk cartridge system, portable disk cartridge system and printer(s) shall be FCC Class B certified as of the RFP closing date.

          (2) Underwriter's Laboratories (UL) Approval - All hardware requiring a 120 volt power source shall be UL listed (approved) as of the RFP closing date. UL stickers shall be displayed externally on the hardware.

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.3.3     Energy-Efficient Microcomputers. Video Displays and Printers

          All desktop and laptop computers and laser printers shall meet the following specifications:

          (1) The equipment shall qualify for the EPA Energy Star logo by meeting the EPA requirements for energy efficiency, effective October 21, 1993. For notebook PCs, offerors shall document manufacturer compliance to Energy Star requirements.;

          (2) The equipment shall have equivalent functionality to similar non-power managed commercially available models. This functionality should include but is not limited to:

               a. The ability to run commercial off-the-shelf software both before and after recovery from a low-power state, including retention of files opened before the power management feature was activated.

               b. Complete interoperability with local area networks and other operational environments.

          (3) The equipment shall be equipped with a lower-power standby feature unless it meets the EPA Energy Star requirements at all times. If equipped with a lower-power standby feature, it shall:

          a.   Be shipped with this feature fully enabled;

          b. Have the capability of entering and fully recovering from the low-power standby mode, and maintaining RAM intact. Equipment shall automatically recover full operating capability immediately upon the next access of the device;

          c. Have user-selectable power management features including the power level in standby mode and the length of inactivity before initiating standby mode.

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.4  MANDATORY EOUIPMENT/SOFTWARE SPECIFICATIONS

     "Mandatory Equipment/Software Specifications" designates base requirements that are minimum specifications and must be met in order for the proposal to be technically acceptable.

     The project officer will be responsible for specifying the configuration and physical location of each system at the issuance of a delivery order.

C.4.l     Workstation

C.4.l.l   General Requirements

               a.   Workstation Configuration

                    A workstation shall consist of:

                    1)   a system unit including:

                         o    80486DX microprocessor;
                         o    microprocessor speed of 33 MHz or greater;
                         o 220 MB Hard Drive or larger, 16 ms or faster average seek time;
                         o    8 MB RAM minimum;
                         o    1 MB Video RAM minimum;
                         o    1 parallel and 2 serial ports, minimum;
                         o    Mouse Port;
                         o    3.5" 1.44 MB diskette Drive;
                    2) 14" Video Display, Super VGA, low emission, non-interlaced, .28 dot pitch or lower;
                    3)   Mouse and mouse pad
                    4)   101 Keyboard;
                    5) Pre-loaded MS DOS 6.0 or, at the government's option, the most current DOS version;
                    6) Two (2) boxes of ten (10) 3.5" high density diskettes each;

               b.   Case

                    The workstations shall be constructed with a heavyweight steel recyclable case. The front panel may be of plastic.

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              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

               c.   IBM Compatible

                    All processing units shall be 100 IBM PC/AT and IBM PS/2 software compatible machines.

               d.   Processor and Operating System Compatibility

                    The processor is a functional unit that interprets and executes instructions. The workstation processor shall run the latest release of MS-DOS (Version 6.0 or the most current version) and OS/2 (Version 2.1 Extended Edition (EE) or the most current version). It shall also run Novell Netware 3.11 and all more current versions. Applications designed to run under these operating systems shall meet the required standard of operation on the offered hardware.

               e.   Software Compatibility

                    (1) Workstations shall be able to run commercial off-the-shelf software designed for MS-D051 Windows, and OS/2 without hardware or software modification and without any special configuration procedures. At a minimum, all workstations shall run all of the software provided under this contract, Microsoft Windows 3.1 and all later versions, Wordperfect 5.0 and all later versions, and Lotus 1-2-3 2.01 and all later versions.

                    (2) Workstations shall run off-the-shelf application software developed and written for the IBM PC/AT or IBM PS/2 without modification.

               f.   Security

                    Security shall be provided to prevent unauthorized access to the system. The user shall have the capability to lock the system without the need to reboot the system when the workstation is unlocked. If keylocks are used,

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

                    at least two (2) keys shall be provided with each workstation and there shall be at least 50 distinct key profiles, randomly distributed, to minimize the number of workstations a single key will unlock. Two (2) sets of master keys shall be provided to the project officer.

                    A user-selectable power-on password capability shall also be included.

               g.   Internal Day/Time Clock

                    Each system shall include an internal day/date tine clock with a battery backup, so that the date and time is maintained when the system is turned off, or electrical power fails.

               h.   Case Dimensions

                    The case for the desktop system shall not exceed any of the following external dimensions:

                    o    8 inches high;
                    o    18 inches wide; and
                    o    18 inches deep.

               i.   Expansion Bays

                    After the workstation has been configured, the system unit chassis shall have at least one half-height bay available for addition of disk drives or other devices. The unused expansion bay shall be externally accessible with a cover over the opening if no other devices are included.

               j.   Power Supply

                    The power supply shall be a minimum of 200 watts. It shall comply with the EPA Energy Star requirements. Shall be capable of operating on 110 volt, 60 cycles per second alternating current.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      k.    Serial Ports

            Each workstation shall be equipped with at least two (2) serial ports integrated on the system board, with connectors that are either IBM PC/AT style RS-232 9-pin male serial connectors or 25-pin male connectors conforming to EIA RS-232C specifications. The serial ports shall be capable of sustaining input and output transmission speeds of 115,000 baud or higher.

            If the contractor provides a 9-pin serial port, the contractor shall provide a 9-pin to 25-pin molded cable for connection to external data communication equipment (DCE), a minimum of 6 feet in length.

      1.    Mouse Port

            Mouse port shall be standard PS/2 compatible DIN, 6 pin configuration.

      m.    Mouse

            An ergonomically designed mouse shall be ordered configured with a workstation. It shall meet the following specifications:

            (1)   Ball Type Mouse

                  Shall operate on any flat surface without the need for special pads or surfaces. The mouse shall connect to the dedicated mouse port on the workstation.

            (2)   Resolution

                  Shall have a resolution of at least 400 points per inch.

            (3)   Buttons

                  Shall have a minimum of two (2) programmable buttons and a maximum of three (3) programmable buttons. Shall be programmable for a right-handed or left-handed user.

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            (4)   Cord Length

                  Cord length shall be at least six (6) feet.

            (5)   Emulation

                  Shall have the capability of emulating the latest version of the Microsoft Mouse and Logitech Mouse drivers available on the RFP closing date.

            (6)   Applications Software Compatibility

                  Shall support the following applications software at a minimum:

                  o     all of the software provided under this contract;

                  o     Microsoft Windows 3.1 (and later);

                  o     WordPerfect 5.0 (and later); and

                  o     Lotus 1-2-3 2.01 (and later).

            (7)   Mouse Drivers

                  a. Shall be capable of using the mouse drivers supplied with the most recent version of MS-DOS, OS/2, and Windows.

                  b.    The driver shall support ballistic tracking.

            (8)   Shall include a mouse pad.

            (9)   Documentation

                  Each mouse shall come with a complete set of documentation. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers.

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      n.    Parallel Port

            Each workstation shall be equipped with a minimum of one enhanced parallel port integrated on the system board, with a 25-pin connector that allows connection to devices that use a standard Centronics parallel communications interface. The port shall allow simultaneous bi-directional data transfer.

      o.    Setup Utility

            The workstation shall include an internal setup utility to modify the stored configuration and the date and time. This utility shall be able to be activated during the power-on process via keyboard control.

      p.    Speaker

            Each workstation shall be equipped with an internal speaker.

      q.    BIOS Shadowing

            Each workstation shall be equipped with the ability to provide shadowing of BIOS which can be enabled and disabled by the user through the setup utility described in section C.4.1.1(o).

      r.    Power and Reset Controls

            Each system unit shall have operable system unit power on/off and reset switches located on the front of the system unit. Each system unit shall also have an operable power indicator light that visibly displays the on/off state of the system unit.

      s.    System Operation

            The system unit and all installed devices shall be fully functional whether the system unit is in a vertical or horizontal position.

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      t.    Documentation

            Each workstation shall come with a complete set of documentation for all hardware components, software and the operating system. The manuals shall include, at a minimum, the settings of all switches/jumpers on the system board, memory expansion and configuration procedures, set-up procedures, and layout of the system board. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers.

C.4.l.2 System Board

      a.    Bus Compatibility

            All processing units shall use either the 16-bit Industry Standard Architecture (ISA) or Extended Industry Standard Architecture
            (EISA). The system board shall include Video Electronics Standards Association (VESA) local bus capability.

      b.    Expansion Slots

            After the workstations have been configured, the peripheral bus shall have at least four (4) unused slots for future expansion. Three of the unused slots shall accommodate full-size printed circuit boards designed for the bus provided. At least one of the unused slots shall be VLSA local bus capable.

      c.    Adapter Board Width

            Installed boards provided by the contractor shall not restrict the use of the unused slots, i.e., installed boards shall not be so wide as to prevent installation of boards in adjacent slots.

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      d.    System Board Design

            System board design shall not restrict the installation of full-length cards in the unused slots (e.g., memory modules on the system board shall not obstruct installation of full-size cards in the unused slots).

            The system board shall be designed to allow access to microprocessor and memory upgrade sockets without removal of the system board from the case.

      e.    Component Compatibility

            IBM token ring adapter and IBM 3270 emulation boards designed for the IBM PC/AT bus shall function in the workstation.

      f.    Memory Capacity

            Each workstation shall have a minimum capacity of 64MB of RAM on the system board utilizing 4MB or larger Simulated Inline Memory Modules (SIMMs). All SIMM sockets shall be located so that removal of the power supply, fixed disk, or diskette drive, is not necessary to perform an upgrade to 16MB of RAM.

      g.    Clock/Battery

            Each workstation shall include an internal day/date time clock with battery backup, so that date and time is maintained when the workstation is turned off or electrical power fails.

      h. The system board shall include a minimum 64KB cache that shall work in conjunction with the microprocessor.

C. 4.1.3 Microprocessor

      a.    Processor

            The workstation microprocessor shall be an 80486DX microprocessor, or a microprocessor that is functionally equivalent to the 80486DX. Functional equivalence shall include:

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            o     full 32-bit data bus structure

            o     capability to address 4 gigabytes of main memory directly

            o integrated math coprocessor, cache controller, and cache memory.

            The processor shall include an internal cache of at least 8KB. See
            C.4.1.4 Math Coprocessor.

      b.    33MHz Processor Speed

            The microprocessor shall operate at an internal clock speed of 33,000,000 hertz (33MHz), NON-DOUBLED, or greater.

C.4.l.4 Math Coprocessor

      The math coprocessor is a microprocessor physically integrated into the 80486DX chip. The mathcoprocessor supplements the operations of the main processor in the system unit performing complex mathematical operations. The math coprocessor shall operate at an internal clock speed of 33,000,000 hertz (33MHz), NON-DOUBLED, or greater. See C.4.l.3a., Processor.

C.4.1.5 Memory

      a.    8MB RAM Memory

            Each workstation shall contain 8MB of 32-bit RAM on the system board, consisting of 4MB or larger SIMMs.

      b.    Memory Speed

            RAM speed shall be rated at 80 nanoseconds or faster.

C.4.l.6 Keyboard

      Each workstation shall be equipped with a detachable keyboard that meets or exceeds the following specifications:

      a.    Number of Keys

            Minimum of 101 keys, with a separate numeric

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            keypad to the right of the standard alphanumeric keys.

      b.    Keyboard Layout

            Standard full-size typewriter style layout (QWERTY) with standard placement of the Shift and Carriage Return keys.

      c.    Code Generation

            Capable of generating the full 127 character American Standard Code for Information Interchange (ASCII) set (decimal characters 1-27) and the IBM high order ASCII characters (decimal characters 128 -
            255).

      d.    Function Keys

            There shall be at least twelve (12) dedicated user-defined function keys located at the top of the keyboard.

      e.    Keyboard Modification

            The keyboard character generation shall support modification by the Shift, Ctrl and Alt keys to provide four (4) sets of key-codes from the keyboard.

      f.    Mode Indicators

            Light Emitting Diode (LED) indicator lamps shall display the state of the following moues: Num Lock, Caps Lock and Scroll Lock and shall be located on the keyboard.

      g.    Template Holder

            Shall have a flat surface which extends at least 1.5 inches above the function keys for holding keyboard templates.

      h.    Automatic Repeat

            Shall have an automatic repeat function for all printable ASCII characters, cursor controls and backspace functions.

      1.    Multikey Rollover

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            A multikey rollover function shall be included, i.e., when more than one key is depressed simultaneously, the effective key is the last one depressed.

      j.    Coiled Cord

            Shall have a coiled cord at least seven (7) feet long, when extended.

      k.    Style

            Shall be a keyboard that gives positive tactile feedback.

C.4.l.7 3.5 Inch Diskette Drive

      Each workstation delivered shall be equipped with one (1) diskette drive that meets the following specifications:

      a.    Internal

            Shall be installed in the workstations and configured as drive A:.

      b.    Capacity

            Shall have a DOS formatted capacity of at least 1.44MB and support formatted capacity of 1.44MB and 720KB.

      c.    In-Use Indicator

            Shall have a visible in-use indicator located on the front of the drive.

      d.    High Density Compatibility

            Shall read and write 3.5 inch, 1.44MB and 720KB diskettes. Formatting of 1.44MB and 720KB diskettes shall be capable on the workstation provided.

      e.    IBM Compatible

            Shall be compatible with the IBM PS/2 1.44MB 3.5 inch diskette drive. Data exchange shall not require the use of conversion.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      f.    Mean Time Between Failure (MTBF)

            Shall have a MTBF of at least 20,000 hours, as rated by the manufacturer.

      g.    Diskettes

            Twenty (20) 3.5 inch diskettes capable of storing 1.44MB of data shall be provided with each workstation. Each diskette shall come with a jacket and a label. Diskettes shall be 100 percent certified error free (no batch testing) and shall be individually certified to a clipping level of 65 or above as certified by the manufacturer.

C.4.1.8 220 Megabyte Fixed Disk (Minimum Size)

      The minimum 220MB fixed disk shall be ordered configured with a workstation. The fixed disk shall include a VESA local bus Integrated Drive Electronics (IDE) controller. It shall meet the following specifications:

      (1)   Capacity

            Shall have a minimum DOS-formatted capacity of 220MB, as validated by the operating system FDISK utility (1MB = 1048576 bytes). This capacity shall be reached without use of disk compression software.

      (2) Data transfer between the processor and the fixed disk shall be through a 32-bit interface at a minimum.

      (3)   Sector Interleave

            Shall allow and operate at maximum efficiency at a sector interleave of 1-to-1.

      (4)   In-Use Indicator

            Shall have a visible in-use indicator located on the front of the system unit.

      (5)   Average Seek Time

            Average seek time shall not be slower than 16 milliseconds, as validated by The Norton Utilities, Version 7.0 or the most current version.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (6)   Data Transfer Rate

            Shall have a data transfer rate of at least 1MB per second, as validated by The Norton Utilities, Version 7.0 or the most current version.

      (7)   Mean Time Between Failure (MTBF)

            Shall have a MTBF of at least 100,000 hours of use, as rated by the manufacturer.

      (8)   Parking of Heads

            Fixed disk read/write heads shall automatically "park" (i.e., move to a position to avoid physical damage) and lock during normal power-down of the system.

      (9)   Head Disk Assembly

            The disk drive shall have a shock-mounted head disk assembly.

C.4.l.9 Super Video Graphics Array (SVGA) Color Display (14") /Adapter

      Each workstation shall be equipped with a Super Video Graphics Array
      (SVGA) color display and adapter that meets or exceeds the following specifications:

      (1) In text mode, the video display shall have a minimum of 25 lines with 80 characters per line, and shall display the 95 character ASCII subset (decimal characters 32-126) and the IBM extended ASCII character set (decimal characters 1-31 and 128-254).

      (2) The video display shall be a high resolution color graphic display generating a 1024x768 or greater matrix of picture elements (pixels).

      (3) The video display shall support and generate at least 256 colors at a time at a resolution of 786,432 or greater pixels.

      (4) The video display shall have a dot pitch of no more than .28 millimeters or an aperture grille pitch (for Trinitron tube) of no more than .25 millimeters. The refresh rate shall be 72 hertz or faster at a resolution of 800X600.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (5) The video display shall have a cathode ray tube (CRT) with a minimum diagonal size of 14 inches. The viewable portion of the screen shall measure a minimum of 12.5 inches on the diagonal.

      (6) The video display shall have operator adjustable screen lighting intensity and contrast control features, a power on/off switch, vertical and horizontal positioning adjustment, and a power indicator light. These controls shall be located on the front of the video display, and shall not extend beyond the face of the display.

      (7) The video display shall have a non-glare viewing surface without the need for an overlay shield.

      (8) The video display shall limit electromagnetic fields (EMF). The video display shall meet the Swedish MPR-II specification.

      (9)   The video display shall have a tilt and swivel base.

      (10) The video display shall be compatible with all of the following display adapter modes of operation:

            o     IBM Enhanced Graphics Adapter (EGA);

            o     IBM Video Graphics Array (VGA - 640x480);

            o Video Electronics Standards Associations (VESA) Super VGA (SVGA - 1024x768).

      (11) The video display adapter shall be VESA Local Bus with a 32-bit data bus and at least lMB of dual-ported video RAM.

      (12) The video display adapter shall be capable of operating in all the following emulation modes:

            o     IBM EGA;

            o     IBM VGA - 640x480;

            o     SVGA - 1024x768.

      (13) The video display adapter shall support SVGA (1024x768) in both standard 16-color and extended 256-color modes.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (14) The video display shall operate in a non-interlaced mode in SVGA (1024x768) mode.

      (15) Shall include all video display drivers required to be compatible with Windows version 3.1 and all more current versions, and OS/2 version 2.1 and all more current versions.

      (16)  Documentation

            Each video display system shall come with a complete set of documentation. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers.

C.4.l.10 Surge Suppressor

      Each workstation shall be provided with a surge suppressor that meets the following specifications:

      a.    Bar Type

            Shall be of the bar type; i.e., outlets are in a single row, with a minimum 6 foot cord.

      b.    Outlets

            1) Shall have a minimum of six (6) outlets with all three (3) polarity sockets (hot, neutral and ground) protected.

            2) One of the outlets shall accommodate electrical transformers that extend at least 0.75 inches to one side of the outlet. Insertion of such transformers shall not interfere with other outlets, switches or indicators.

      c.    Filtration

            Shall have EMI/RFI electrical noise filters.

      d.    Illuminated Switch

            Shall have an illuminated ON/OFF switch. This switch shall be separated from surge protection "active" indicator light.

      e.    Internal Circuit Breaker

                                      C-22

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            Shall contain an internal circuit breaker with an external reset switch that can be reset manually without the use of tools or supplies. The use of fuses that require replacement is not acceptable.

      f.    Response Time

            Response time shall be one (1) nanosecond or less.

      g.    Peak Voltage

            Shall have a maximum surge voltage of 6,000 volts or greater.

      h.    Surge Indicator

            Shall have a lighted "protection active" indicator.

      i.    UL Approved

            Shall have a UL 1449 rating of 400 volts or less for all three polarity sockets.

      j.    Mounting Capability

            Shall include hardware for optional mounting on wall, etc.

C.4.2 Laser Printer

      The laser printer may be configured with a workstation or purchased separately. It shall meet the following specifications:

      (1) Shall print the 95-character ASCII subset (decimal characters 32-126 as well as the IBM extended ASCII character set (decimal characters 128-254).

      (2) The printer shall have a manufacturer's rated speed of at least eight (8) pages per minute in text mode and at least four (4) pages per minute in graphics and mixed text/graphics modes.

      (3) Shall include a memory buffer of at least 4MB. The memory shall be fully contained and integrated into the printer.

                                      C-23

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (4) Shall have a centronics parallel communications interface port that interfaces to:

            o     to an IBM PC/AT parallel printer port, and

            o     the enhanced parallel printer port specified in Section
                  C.4.l.l.n.

      (5) Shall provide Hewlett Packard (HP) LaserJet Series II (Printer Control Language (PCL)), HP LaserJet Series III (PCL5), and IBM 4019 enhanced laser printer (Personal Printer Data Stream) emulation modes.

      (6) Shall include a molded printer cable at least ten (10) feet long to connect the printer to the workstation's parallel port.

      (7) Shall be able to accept font patterns intended for HP LaserJet printers. These fonts shall be downloaded electronically from the host computer to the printer and stored in the printer's memory.

      (8) Shall provide at least the following resident (internally installed in the printer, not downloaded) or font cartridge fonts. These fonts shall include:

            o     Courier (10 pitch);

            o     12 pitch serif font (e.g. Prestige Elite);

            o     15 - 17 pitch font;

            o     Scalable, proportional sans serif font (e.g. Helvetica); and

            o     Scalable, proportional serif font (e.g. Times Roman).

      (9) All fonts required in Section C.4.2(8) shall support bold, underline, Italics and superscript/subscript printing.

      (10) All fonts required in Section C.4.2(8) shall print in landscape, and portrait modes.

      (11) Both scalable fonts required in Section C.4.2(8) shall be scalable in a range of at least 4 -144 points.

      (12) Shall be able to store at least thirty-two (32) fonts at any one time.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (13) Shall be capable of printing a full, legal-size page of graphics at 300 dots per inch in a single pass.

      (14) In both text and graphics mode, shall provide a resolution of 300 dots per inch for full page printing.

      (15) Shall be capable of printing on overhead transparencies, envelopes and standard HCFA 24-pound printed letterhead.

      (16) Input and output trays shall hold standard 8 1/2 X 11 inch paper. Input paper bin capacity shall be at least 200 sheets. Output paper bin capacity shall be at least 100 sheets.

      (17) Shall support an optional envelope feeder (not included in this contract). Feeder shall feed envelopes of 7.36 - 9.5 inches in length and 3.875 - 6.377 inches in width.

      (18) The printer shall support and the contractor shall provide legal size (8 1/2 X 14 inch) trays with the same capacity as the standard trays. It is acceptable if one tray, with adjustment, can be used for both standard and legal size paper.

      (19)  Shall accept paper weights from 16 to 24 pound inclusive.

      (20) The printer engine shall have a manufacturer's estimated life expectancy of at least 250,000 pages.

      (21) The toner cartridge shall have at least a minimum of 250 grams of toner cartridge capacity for optimum performance.


      (22) The toner cartridge shall be a new cartridge, capable of being recycled, and shall also serve as the reservoir for toner when the printer is operating. Adding toner to the printer shall not involve transfer of toner from one container to another.

      (23) The contractor shall provide with each laser printer, enough supplies (other than paper) to print 20,000 pages of text. All supplies shall

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            include clear instructions on their use and replacement procedures.

      (24)  Shall provide the following controls:

            o     Power on/off;

            o     Online/Offline;

            o     Continue/Reset;

            o     Form feed; and

            o     Self-test, with printout of results.

      (25) Laser printer supplies, including toner or toner cartridges recycling service and other consumable items, shall be available to the Government from independent suppliers.

      (26) Shall be fully operational with and supported by all of the software available in this contract. The contractor shall identify and implement any installation options and drivers necessary to make the laser printer fully operational with the software.

      (27) Shall be fully supported by WordPerfect 5.0 through the most current version including all fonts supplied with the printer. If a driver is needed, it shall be supplied and installed on the workstation.

      (28) Printer noise level shall be no greater than 50 dBA (A-weight sound pressure level) when measured at a distance of one meter from the front of the printer. The contractor shall use integrated sound muffling devices.

      (29) Shall have a visual display of at least 12 characters showing error messages and/or error codes. All messages and codes shall be fully explained in the user's manual. The printer shall have menu-driven function setup and emulation that shall be selectable through front-panel controls. The printer shall be self-testing on power-up.

      (30) Shall be Food and Drug Administration, Center for Device and Radiological Health (CDRH) compliant.

      (31) The printer shall allow the user to load a single sheet of paper, separate from the input tray, that takes precedence over the input tray without the

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            need to remove the input tray.

      (32)  The printer shall use standard plain copier paper.

      (33) The printer shall be capable of printing in both portrait and landscape modes, on both letter and legal paper.

      (34)  Documentation

            Each laser printer shall come with a complete set of documentation. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers.

C.4.3 Laptop Computer

      The laptop computer shall be ordered as a separate item. The laptop computer shall meet the following specifications:

C.4.3.l General Requirements

      a.    Laptop Configuration

            A laptop computer shall consist of:

            1)    80486DX microprocessor operating at 33MHZ;

            2)    8 MB RAM;

            3)    160 MB Hard Drive, 16 ms or faster;

            4)    AC/DC capability

            5)    Power Pack;

            6)    Carrying Case;

            7)    Two Rechargeable Batteries;

            8)    Math Co-processor;

            9)    Internal Fax Modem, 9,600 bits per second (bps);

            10)   Mouse Port;

            11)   1 serial port / 1 parallel port;

            12)   Pointing Device;

            13)   3.5" 1.44 MB diskette drive;

            14)   Pre-loaded MS DOS 6.0, or most current version;

            15)   Pre-loaded Wordperfect 5.1, or the most current DOS version;

            16)   Two (2) boxes of ten (10) 3.5" high density diskettes each;

            17)   Two (2) Personal Computer Memory Card

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

                  International Association (PCMCIA), type II or type III, expansion slots, minimum.

            18)   VGA monochrome display, 9" diagonal display area

      b. The entire system, including system unit, display, keyboard, pointing device and battery shall close into a single unit for transportation.

      c. The entire system including system unit, display, fixed disk, diskette drive, keyboard, battery, AC power connection, pointing device and carrying case shall not exceed ten (10) pounds in weight.

      d. Shall be capable of operating on 110 volt, 60 cycles per second alternating current.

C.4.3.2 System Unit

      a.    Processor and Operating System Compatibility

            The laptop computer processor shall run the latest release of MS-DOS (currently Version 6.0) and OS/2 (Version 2.1 EE or the most current version). Applications designed to run under these operating systems shall work properly on the offered hardware.

      b.    DOS Compatibility

            1) Laptop computers shall be able to run commercial off-the-shelf software designed for MS-DOS without hardware or software modification and without any special configuration procedures. At minimum, all laptop computers shall run all of the software provided under this contract, Microsoft Windows 3.1 (or the most current version), Wordperfect 5.0 (or the most current version) and Lotus 1-2-3 2.01 (or the most current version)

            2) Laptop computers shall run off-the-shelf application software developed and written for the IBM PC/AT or IBM PS/2 without modification.

      c.    Shall include a 15-pin connector for attachment

                                      C-28

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            of an external 1024x768 color SVGA video display.

      d. Microprocessor shall be a 80486DX microprocessor or equivalent to the 80486DX (see section C.4.l.3(a)) and shall operate at a speed of 33 megahertz, NON-DOUBLED, or greater. It shall include an internal cache of at least 8KB.

      e. Shall include an internal day/date time clock with battery backup, so that date and time is maintained when the system is turned off, or electrical power fails.

      f.    Shall have a minimum of 8MB of RAM.

      g. Shall be equipped with a serial port with a connector that is either an IBM PC-AT RS232 9-pin male serial connector or a 25-pin male connector conforming to EIA RS-232c specifications.

      h. Shall be equipped with a parallel port with an IBM-compatible 25-pin connector that allows connection to devices that use a standard Centronics parallel communications interface.

      1.    Shall be equipped with an internal speaker.

C.4.3.3 Laptop Display/Adapter Specifications

      a. Each laptop computer shall be equipped with a display and adapter that meets the following specifications.

      b. In text mode, the video display shall have a minimum of 25 lines with 80 characters per line and shall display the 95 character ASCII subset (decimal characters 32-126) and the IBM extended ASCII character set (decimal characters 1-31 and 128-254).

      c. The video display and adapter shall be compatible with the IBM Video Graphics Array (VGA - 640x480) and shall provide at least 64 shades of gray. The adapter shall be configured with a minimum of 1MB of dual-ported video RAM.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      d. The video display shall be high quality to allow easy viewing and reading of data from the display. The display shall use one of the following technologies:

            o     electroluminescent; or

            o     backlit supertwist liquid crystal display (LCD).

      e.    The visible portion of the screen shall measure a minimum of nine
            (9) inches on the diagonal.

      f.    The display shall include contrast and intensity controls.

      g. Shall have an external color VGA adapter port capable of supporting an external monitor and displaying a minimum of 256 colors.

C.4.3.4 Laptop Fixed Disk

      Each laptop computer shall contain a fixed disk that meets the following specifications:

      a. Shall have a minimum DOS-formatted capacity of 160MB as validated by the operating system FDISK utility (1MB = 1048576 bytes).

      b.    Shall have a visible in-use indicator.

      c. Fixed disk read/write heads shall automatically "park" (i.e., move to a position to avoid physical damage to the heads) during normal power-down of the system.

      d. The fixed disk drive shall include a "spin-down" feature to discontinue spinning of the fixed disk drive during idle periods. The fixed disk drive shall automatically resume operation immediately upon the first access after an idle period.

      e.    The fixed disk shall have a shock mounted head disk assembly.

      f. The fixed disk shall have a data transfer rate of 600Kb per second as validated by the Norton Utilities, Version 7.0 or the most current version.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.4.3.5 Laptop Diskette Drive

      Each laptop computer shall be equipped with a diskette drive that meets the following specifications:

      a.    Shall have a DOS formatted capacity of 1.44MB.

      b.    Shall have a visible in-use indicator.

      c. Shall read and write 3.5 inch 1.44MB diskettes. Formatting of 1.44MB diskettes shall be performed on the laptop computers provided.

      d. Shall read and write 3.5 inch, 720KB diskettes. Formatting of 720KB diskettes shall be performed on the laptop computers provided.

      e. Shall be compatible with the IBM PS/2 1.44MB diskette drive. Data exchange shall not require the use of conversion.

      f. Ten (10) 3.5 inch diskettes capable of storing 1.44MB of data shall be provided with each laptop computer. Each diskette shall come with a jacket and a label. Diskettes shall be 100 percent certified error free (no batch testing) and shall be individually certified to a clipping level of 65 or above as certified by the manufacturer.

C.4.3.6 Laptop Keyboard

      Each laptop computer shall be equipped with a keyboard that meets the following specifications.

      a. Capable of generating the full 127 character American Standard Code for Information Interchange (ASCII) set (decimal characters 1-127) and the IBM high order ASCII characters (decimal characters 128-255) and of being redefined by software.

      b. Standard typewriter style layout (QWERTY) with standard placement of the Shift and Carriage Return keys.

      c. Shall have cursor control keys that have an automatic repeat function and are located in the lower right hand corner in an "inverted T" layout.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      d. The Pg-Up, Pg-Dn, Home and End keys shall be invoked in a single key stroke (without the need for any other keys).

      e.    There shall be at least twelve (12) user-definable function keys.

      f. Function key operation shall be capable of being redefined by Alt, Ctrl and Shift Keys.

      g. Shall have an automatic repeat function for all printable ASCII characters, cursor controls and backspace functions.

      h. A multikey rollover function shall be included (i.e., when more than one key is depressed simultaneously, the effective key is the last one depressed).

C.4.3.7 Carrying Case

      Shall include a carrying case for transporting of the entire system; padded nylon, zipper, carry hand or shoulder, external compartments, internal compartments. Be able to contain the following; laptop, AC adapter and cord, (ten) 10 diskettes, documentation, extra battery and pointing device.

C.4.3.8 Battery

      a. Shall be equipped with a nickel-metal-hydride (NiMH) battery power supply with a rated life of at least three hours without the need for recharging. The battery shall be located such that the user has easy access to it for replacement. The laptop shall have the capability to swap batteries while using the laptop, without shutting off the power, and without loss of data in memory ("hot swap" feature).

      b. Each laptop computer shall be supplied with a spare battery and a spare battery charger/AC adapter to allow charging of the spare while the computer is in use.

      c.    Shall be equipped with an LED to indicate low battery power.

      d.    Battery shall fully recharge from a charge of

                                      C-32

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            less than fifteen (15) percent, in two (2) hours or less, under the following conditions: in the laptop while in use; in the laptop while not in use; and in the spare battery charger.

C.4.3.9 Laptop Pointing Device

      Each laptop computer shall be equipped with a pointing device that meets the following specifications:

      a. The pointing device shall be of the stationary type. It shall be center-mounted, or mountable on both the left and right side of the keyboard.

      b. The pointing device shall attach to the system without blocking the diskette drive or the display controls.

      c. Pointing device shall have a drag-lock feature that toggles the button on and off.

      d. Pointing device shall connect to the laptop through a dedicated mouse port.

      e. Shall have a resolution with a programmable range of at least 150 dots per inch.

      f.    Shall have a minimum of two (2) buttons and a maximum of three (3).

      g. Shall be capable of using the mouse drivers supplied with the most recent version of MS-D0S, OS/2, and Windows.

      h.    The driver shall support ballistic tracking.

      1.    Shall support the following applications software at a minimum:

            o     All of the software provided under this contract;

            o     Microsoft Windows 3.1 or the most current version;

            o     WordPerfect 5.0 and 5.1 or the most current version; and

            o     Lotus 1-2-3 2.3 or the most current version.

                                      C-33

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      j.    Documentation

            Each laptop computer shall come with a complete set of documentation. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by manufacturer to its commercial customers.

C.4.3.l0  Modem

      Shall include an internal asynchronous fax modem that operates at least 9,600 (V.32, data compression and error checking) bits per second both data and fax mode and is fully compatible with the Hayes command set. Modem shall meet all FCC specifications for attachment in the public switch to a telephone network.

C.4.4 Operating System

      Each workstation and laptop computer shall be provided with operating system software. The software proposed shall be the latest release of the package as of the closing date of the RFP.

      (1)   Compatibility

            The software shall operate fully on the workstation and the laptop computer and not preclude the execution of any other software ordered on this contract.

      (2)   Disk Operating System

            An operating system shall be provided that recognizes and executes the same command set and functions in a manner identical to the most recent version of MS-DOS (currently version 6.0) as published by Microsoft Corp.

      (3)   Utilities

            Utilities equivalent to those included with MS-DOS 6.0 shall be provided. These utilities shall include a virtual disk driver to emulate a disk drive in RAM (VDISK), a printer spooler to expedite printing operations (PRINT), an extended memory manager (HIMEM), an expanded memory emulator (EMM386), a disk caching program (SMARTDRV), and

                                      C-34

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            MORE, SORT and FIND filters, disk compression/decompression utilities and virus scan utility capable of detecting and eradicating the latest known viruses.

      (4)   High Memory Loadable

            The operating system shall provide the capability of loading device driver software and resident programs into the upper memory area.

      (5)   Hardware Compatible

            All features and functions of the operating system shall be fully supported by the hardware.

      (6)   Documentation

            Each copy of the operating system shall come with a complete set of documentation. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers. Original disks should also be provided with the documentation. Manuals/documentation shall be priced separately.

C.4.5 Diagnostic Utility

      Each workstation and laptop computer shall be provided with diagnostic utility software. The software proposed shall be the latest release of the package as of the closing date in the RFP.

      (1)   Compatibility

            The software shall operate fully on the workstation and the laptop computer and not preclude the execution of any other software ordered on this contract.

      (2)   Configuration Table Report

            Shall be able to report on the configuration table of the system, including:

            o     hardware interrupts;

            o     I/O addresses of all components;

            o     DMA addresses; and

            o     memory location of drivers, etc.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (3)   Communications Ports Test

            Shall be able to test serial and parallel ports.

      (4)   Locate Failed RAM

            Shall be able to test and specifically identify and locate failed RAM chips.

      (5)   Video Test

            Shall be able to test the video adapter.

      (6)   Hard Drive Test

            The hard drive test should include both a logical test (FAT integrity, etc.) and a physical test for media surface defects.

      (7)   Diskette Drive Test

            Shall be able to test the 3.5 inch double and high density diskette drives, and 5.25 inch double and high density diskette drives.

      (8)   Keyboard Test

            Shall be able to evaluate keyboard performance.

      (9)   Virus Detection & Eradication

            Shall include virus checking and eradication with the following capabilities:

            o     monitors command and executable files;

            o     contains options to minimize RAM usage of monitoring software;

            o     checks MSDOS.SYS and IO.SYS;

            o checks all command, executable and system files on the drives specified by user;

            o     checks all RAM and high memory areas;

            o     checks for all common known viruses;

            o     displays message if virus detected; and

            o     removes virus from infected files.

      (10)  Documentation

            Each copy of the diagnostic software shall come with a complete set of documentation. All manuals

                                      C-36

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers. Manuals/documentation shall be priced separately.

C.5 MANDATORY OPTIONAL FEATURES

      The term "Mandatory Optional Features" designates items the Government will evaluate and may elect to include in full or in part in the contract. Like Mandatory Specifications, items marked Mandatory Optional Features are minimum specifications that must be met in order for the proposal to be technically acceptable, i.e., Mandatory Optional Features must be included in the proposal for it to be technically acceptable. The Government reserves the right to unilaterally exercise any Mandatory Optional Features at any time during the contract life at the contract price listed in Section B. It is therefore required that offerors price each option separately and honor those prices for the duration of the contract. Delivery and/or implementation of all options shall be accomplished by the contractor within 30 calendar days of the issuance of the order exercising the option, or concurrent with system installation, if the order is placed at date of award unless a different date is specified on the order. Any date less than 30 days must be mutually agreed to by both parties.

      The Mandatory Optional Features are as follows:

      (1)   Network Interface Option

      (2)   500 Megabytes Fixed Disk

      (3)   Super VGA Color Display (17")

      (4)   Word Processing Software

      (5)   Word Processing Software (LAN Version)

      (6)   Spreadsheet Software

      (7)   Spreadsheet (LAN Version)

      (9)   External CD-ROM Reader

      (10)  Color laptop computer

      (11)  Tower Workstation

      (12)  Workstations Memory Augmentation

C.5.1 Network Interface Option

      The network interface option is the device enabling the connection to a token ring network. The network interface option may be ordered configured with a workstation. It shall be provided as either an installed card or integrated with the system board. It shall meet the following specifications:

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (1)   Shall comply with the IEEE 802.5 Token Ring standard.

      (2) Shall be capable of 4 megabits per second (Mbps) or both 4 Mbps and 16 Mbps LAN speeds, at the option of the user. Specific type of card will be specified by the Government on the delivery order.

      (3) Shall be capable of allowing a Locally Administered Address (LAA) to be assigned (in the CONFIG. SYS file) while maintaining the IEEE
            802.2 interface standard including the Logical Link Control (LLC). The option shall have a Universally Administered Address (UAA), specifically assigned to the manufacturer by the IEEE, burned into the chip set.

      (4) The option shall be compatible with the bus of the workstation proposed response to section C of this contract.

      (5)   Shall provide access to the following devices:

            o 4 Mbps option shall be 100 percent compatible with the IBM Token Ring card; and

            o 4/16 Mbps option shall be 100 percent compatible with the IBM Token Ring card.

      (6) Each network interface option shall include a cable that meets one of the following 2 sets of specifications (as specified by the Government on the delivery order) at the same price:

            a.    Adapter Cable

                  Eight (8) feet in length, made according to IBM Type 6 specification number 4716743, and terminating at one end with a 9 position DB connector and at the opposite end with a 4 position Type A data connector compatible with IBM part number 8310574 (with strain relief);

                                       or

            b.    Media Filter

                  Eight (8) feet in length, made according to Type 3 media filter IBM specifications number 6466941, and consisting of 2 twisted pairs of copper wire terminated at one end with

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

                  a 9 position DB connector and at the opposite end with a 4 pin RJ-11 modular plug, with a low-pass filter in the DB connector.

      (7) The 4 Mbps option shall have at least l6KB of onboard memory. The 4/16 Mbps option shall have at least 64KB of onboard memory.

      (8) The contractor shall provide any and all drivers and software necessary to ensure operation with PC/MS-DOS 3.3, and all more current versions and OS/2 2.1EE, or the most current versions, operating systems. The contractor shall also provide the IBM LAN Support Program or equivalent network application programs for the following:

            o     IEEE 802.2 interface, and

            o     NETBIOS interface.

      (9) Shall be able to generate any necessary drivers and software for each of the following:

            o Novell Netware 3.11 or at government's option, the most current version;

            o     IBM LAN Server; and

            o     Open Datalink Interface (ODI).

      (10) Any driver and memory resident software shall be able to be loaded into the DOS upper memory area (above 640KB) by the operating system or memory manager software proposed for this contract.

      (11)  Shall be configurable to hardware interrupt IRQ2 at a minimum.

      (12)  Documentation

            Each network interface option shall come with a complete set of documentation. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers. Manuals/documentation shall be priced separately.

C.5.2 500 Megabytes Fixed Disk (Minimum Size)

      The optional 500MB fixed disk shall be ordered configured with the workstation. It shall include any adaptors, controllers, software, or cables required for it to function in the workstation. It shall meet the following

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      specifications:

      (1)   Capacity

            Shall have a minimum DOS-formatted capacity of 500MB, as validated by the operating system FDISK utility (1MB = 1048576 bytes).

      (2) Data transfer between the processor and the fixed disk shall be through a 32-bit interface at a minimum.

      (3)   Sector Interleave

            Shall allow and operate at maximum efficiency at a sector interleave of 1-to-1.

      (4)   In-Use Indicator

            Shall have a visible in-use indicator located on the front of the system unit.

      (5)   Average Seek Time

            Average seek time shall be 12 milliseconds or faster as validated by the Norton Utilities, Version 7.0.

      (6)   Data Transfer Rate

            Shall have a data transfer rate of at least 1MB per second, as validated by the Norton Utilities, Version 7.0 or the most current version.

      (7)   Mean Time Between Failure (MTBF)

            Shall have a MTBF of at least 100,000 hours of use, as rated by the manufacturer.

      (8)   Parking of Heads

            Fixed disk read/write heads shall automatically "park" (i.e., move to a position to avoid physical damage) and lock during normal power-down of the system.

      (9)   The fixed disk shall have a shock mounted head disk assembly.

C.5.3 Super VGA Color Display (17")

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      The optional 17" Super VGA display shall meet or exceed the following specifications:

      (1) In text mode, the video display shall have a minimum of 25 lines with 80 characters per line, and shall display the 95 character ASCII subset (decimal characters 32-126) and the IBM extended ASCII character set (decimal characters 1-31 and 128-254).

      (2) The video display shall be a high resolution color graphic display generating a 1024x768 or greater matrix of picture elements (pixels).

      (3) The video display shall support and generate at least 256 colors at a time at a resolution of 786,432 or greater pixels.

      (4) The video display shall have a dot pitch of no more than .28 millimeters or an aperture grille pitch (for Trinitron tube) of no more than .25 millimeters. The video display shall have a refresh rate of 72 hertz or faster.

      (5) The video display shall have a cathode ray tube (CRT) with a minimum diagonal size of 17 inches. The viewable portion of the screen shall measure a minimum of 15.5 inches on the diagonal.

      (6) The video display shall have operator adjustable screen lighting intensity and contrast control features, a power on/off switch, vertical and horizontal positioning adjustment, and a power indicator light. These controls shall be located on the front of the video display, and shall not extend beyond the face of the video display.

      (7) The video display shall have a non-glare viewing surface without the need for an overlay shield.

      (8) The video display shall limit electromagnetic fields (EMF). The video display shall meet the Swedish MPR-II specification.

      (9)   The video display shall have a tilt and swivel base.

      (10) The video display shall be compatible with all of the following display adapter modes of operation:

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            o     IBM Enhanced Graphics Adapter (EGA);

            o     IBM Video Graphics Array (VGA - 640x480;

            o     Video Electronics Standards Associations (VESA) Super VGA
                  (SVGA) - 1024x768.

      (11) The video display shall operate in a non-interlaced mode in SVGA (1024x768) mode.

      (12)  Documentation

            Each video display system shall come with a complete set of documentation. All manuals shall be original and phototypeset. Manuals shall be the same quality as those provided by the manufacturer to its commercial customers.

C.5.4 Word Processing Software

      Wordperfect from Wordperfect Corporation has been established as an agency standard at HCFA. It shall meet the following specifications.

      (1)   At the government's option, the contractor shall provide WordPerfect
            5.1 or a more current DOS, Windows, or OS/2 version. The project officer will indicate which version of the software is to be supplied.

      (2) Each copy of WordPerfect shall be complete with all of the functions and features that are included in the packaging of the software for commercial customers.

      (3) At the government's option, an original copy of the corresponding WordPerfect manual shall be provided. The manual shall be priced separately.

      (4) Each copy of WordPerfect shall be provided with a WordPerfect 5.1 or current template suitable for the workstation keyboards. The template shall be of a quality comparable to that provided to commercial WordPerfect customers.

      (5) Each copy of WordPerfect shall be provided with a copy of the tutorial for that version.

      (6) Each copy of WordPerfect shall be provided with the most recent version of printer drivers for the laser printer provided under this contract, the Hewlett-Packard LaserJet Series II, and the IBM

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            Laser Printer model 4019. The specified printer drivers shall be loaded on the workstations, and printer driver media diskettes (3.5") shall be provided with the software.

C.5.5 Word Processing Software (LAN Version)

      Wordperfect from Wordperfect Corporation has been established as an agency standard at HCFA. Wordperfect 5.1 (LAN version) or a more current LAN version, if it exists, may be ordered configured with a workstation. The project officer will indicate which version of software is to be supplied. It shall meet the following specifications:

      (1) At the government's option, the contractor shall provide Wordperfect software for operation on both the file server and user workstation. This software shall be provided as five-user licenses, twenty-user licenses, and one hundred-user licenses. Each of these options shall be priced separately.

      (2) Each copy of Wordperfect shall be complete with all of the functions and features that are included in the commercial packaging of the software for commercial customers.

      (3) At the government's option, the contractor shall provide original copy(s) of the Wordperfect manual corresponding to the version of Wordperfect software provided. The manual shall be priced separately.

      (4) Each of the user licenses shall be provided with an original copy of the Wordperfect quick reference guide corresponding to the version of software provided. The quick reference card shall be of a quality comparable to that provided to commercial Wordperfect customers.

      (5) Each of the required five concurrent users shall have access to the Wordperfect tutorial corresponding to the version of software provided.

      (6) Each copy of WordPerfect shall be provided with the most recent version of printer drivers for the laser printer provided under this contract, the Hewlett-Packard LaserJet Series II, and the IBM Laser Printer model 4019.

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C.5.6 Spreadsheet Software

      Lotus 1-2-3 from Lotus Development corporation has been established as a HCFA standard. Lotus 1-2-3 may be ordered configured with a workstation. The project officer will indicate which version of software is to be supplied. It shall meet the following specifications:

      (1) For each order, the contractor shall provide Lotus 1-2-3 version 2.4 or the most current DOS, Windows, or OS/2 version, at the government's option.

      (2) Each copy of Lotus 1-2-3 shall be complete with all of the functions and features that are included in the commercial packing of the software for commercial customers.

      (3) At the government's option, an original copy of the corresponding Lotus 1-2-3 manual shall be provided. The manual shall be priced separately.

      (4) Each copy of Lotus 1-2-3 shall be provided with an original copy of the 1-2-3 quick reference guide corresponding to the version of software provided. The quick reference card shall be of a quality comparable to that provided to commercial Lotus 1-2-3 customers.

      (5) Each copy of Lotus 1-2-3 shall be provided with a copy of Lotus 1-2-3 tutorial corresponding to the version of software provided.

C.5.7 Spreadsheet (LAN Version)

      Lotus 1-2-3 from Lotus Development Corporation has been established as an agency standard at HCFA. Lotus 1-2-3 (LAN version) or a more current version, if it exists, shall be ordered configured with a workstation. The project officer will indicate which version of software is to be supplied. It shall meet the following specifications:

      (1) At the government's option, the contractor shall provide Lotus 1-2-3 software for operation on both the file server and user workstation. This software shall be provided as five-user licenses, twenty-user licenses, and one hundred-user licenses. Each of these options shall be priced separately.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (2) Each copy of Lotus 1-2-3 shall be complete with all of the functions and features that are included in the commercial packaging of the software for commercial customers.

      (3) At the government's option, the contractor shall provide original copy(s) of the Lotus 1-2-3 manual corresponding to the version of Lotus 1-2-3 software provided. The manual shall be priced separately.

      (4) Each of the required five concurrent users shall be provided with an original copy of the Lotus 1-2-3 quick reference guide corresponding to the version of software provided. The quick reference card shall be of a quality comparable to that provided to commercial Lotus 1-2-3 customers.

      (5) Each of the required five concurrent users shall have access to the Lotus 1-2-3 tutorial corresponding to the version of software provided.

C.5.8 External CD-ROM Reader & Interface Kit

      The contractor shall separately price ISA and Micro Channel Architecture
      (MCA) Compact Disk Read Only Memory (CD-ROM) reader and interface kit configurations. Each configuration shall meet the following requirements:

      (1) It shall be hardware-compatible with an IBM PC/AT, IBM PS/2 and 100 percent compatible PCs.

      (2) Each interface kit shall include cables, interface card, power cords, Microsoft extension software drivers, installation software, and SCSI terminator. The adapter shall be capable of operating at any of a minimum of four different memory-mapped addresses. The adapter shall have changeable device interrupts for network installations and shall be operable simultaneously with the network interface option (Section C.5.1) without using the interrupt IRQ5 for the CD-ROM.

      (3) The SCSI cable connecting the adapter to the reader shall be shielded. It shall be a minimum of three feet in length and a maximum of six feet in length.

      (4) Each CD-ROM shall come with a complete set of documentation for both the reader and the adapter. All manuals shall be original and phototypeset.

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      Manuals shall be the same quality as those provided by the manufacturer to its commercial customers.

      (5) Shall be International Standards Organization (ISO) 9660 compatible. It shall read 5-1/4" compact disks with a capacity of 680MB.

      (6)   Shall support the Multimedia Personal Computer (MPC) standard.

      (7)   Shall support the CD-ROM Extended Architecture (XA) standard.

      (8) Shall have a 3OOKB per second data transfer rate or faster and an average access time of 280 milliseconds or faster.

      (9) Shall have an audio interface for a headphone and RCA, pinout Left/Right.

      (10)  Shall have at least 256K memory buffer on the adapter.

      (11) Shall use a standard data cartridge (caddy), that shall be included with the reader.

      (12) All required driver and memory resident software shall be able to be loaded into the DOS upper memory area (above 640KB) by the operating system or memory manager software proposed for this contract.

      (13) The CD-ROM reader shall be capable of full functionality in a horizontal or vertical position.

C.5.9 Color Laptop Computer

      The contractor shall offer a color display version of the laptop computer. It shall meet all specifications for the laptop computer (Section C.4.3), with the exception of the video display and adapter. Additionally, it shall meet the following specification:

C.5.9.1 Color Displav

      The color laptop shall include a thin film transistor, liquid crystal display, active matrix VGA video display. The display shall have a minimum diagonal viewing area of nine (9) inches.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.5.9.2 Display Adapter

      The color display adapter shall be a VESA local bus device with a minimum of 1MB of dual-ported video RAM. It shall be capable of displaying 256 colors.

C.5.l0 Tower Workstation

      The contractor shall offer a tower version of the workstation. It shall meet all specifications for the desktop workstation (Section C.4.1), with the exception of case dimensions and the number of expansion bays and slots. Additionally, it shall meet the following specifications:

C.5.l0.1 Case

      The case for the tower system shall not exceed any of the following external dimensions:

      o     27 inches high,

      o     9 inches wide, and

      o     21 inches deep.

      It shall include a pedestal base for stability.

C.5.l0.2 Expansion Bays

      After the workstation has been configured, the system unit chassis shall have at least three half-height bays available for addition of disk drives or other devices. The unused expansion bays shall be externally accessible with a cover over the opening if no other devices are included.

C.5.l0.3 Expansion Slots

      After the workstations have been configured, the peripheral bus shall have at least six (6) unused slots for future expansion. All of the unused slots shall accommodate full-size printed circuit boards designed for the bus provided. At least one of the unused slots shall be VESA local bus capable.

C.5.ll Workstation Memory Augmentation

      Eight megabyte (8MB) memory upgrades may be ordered configured with a workstation or ordered separately as an addition to an already delivered workstation's memory. The following specifications shall be met:

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            8MB Additional Capacity

            Shall provide an additional 8MB RAM for the workstation, in the same configuration and to the same specifications as the original 8MB of RAM (see Section C.4.1.5).

C.6 MANDATORY OPTIONAL SOFTWARE/EQUIPMENT FOR DISABLED ACCESSIBILITY

      The term "Mandatory Optional Software/Equipment for Disabled Accessibility" designates items the Government will evaluate and may elect, to include in full or in part, in the contract. Like Mandatory Specifications, items marked Mandatory Optional Software/Equipment for Disabled Accessibility are minimum specifications that must be met in order for the proposal to be technically acceptable, i.e., Mandatory Optional Software/Equipment for Disabled Accessibility must be included in the proposal for it to be technically acceptable. The Government reserves the right to unilaterally exercise any Mandatory Optional Software/Equipment for Disabled Accessibility at any time during the contract period at the contract price listed in Section B. It is therefore required that offerors price each option separately and honor those prices for the duration of the contract. Delivery and/or implementation of all options shall be accomplished by the contractor within 30 calendar days of the issuance of the order exercising the option, or concurrent with system installation if the order is placed at date of award unless a different date is specified on the order. Any date less than 30 days must be mutually agreed to by both parties.

C.6.l FUNCTIONAL SPECIFICATIONS

      These specifications are organized by functional requirement into three categories: input, output and documentation. This organization reflects the major areas that need to be considered during planning and acquisition. The capabilities set forth in these specifications are currently available from industry in various degrees of functional adequacy, except for access to screen memory for translating bit-mapped graphic images.

C.6.l.1 Input Alternatives

      Access problems concerning the input interface to a microcomputer differ according to the type and severity of an employee's functional limitation. Some users with disabilities are capable of using a keyboard, if it can

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      be modified slightly. Others require an alternative input strategy. The following is an overview of common input alternatives and other input functional requirements that should be considered:

      a.    Multiple Simultaneous Operation.

            Microcomputers have many commonly used functions that require simultaneous striking of multiple keys or buttons. Sequential activation control provides an alternative method of operation by enabling a user to depress keys or buttons one at a time to execute the same function.

      b.    Input Redundancy

            Some programs require a "mouse" or other fine motor control device for input. Some users with motor disabilities cannot operate these devices. An input redundancy feature permits the functions of these devices to be performed by the keyboard or other suitable alternative such as voice input.

      c.    Alternative Input Devices

            The capability to connect an alternative input device can be made available to a user who is not able to use a modified standard keyboard. This feature supplements the keyboard and any other standard input system used. The alternative input capability consists of a port (serial, parallel, etc.) or connection capability allowing an accommodation aid to be connected to the system to augment or replace the keyboard. For example, an alternative input device, such as a switch, eye scan, or headtracking system, may be customized to provide the most effective method of input for a user while supporting transparent hardware emulation for standard input devices, such as the keyboard and the mouse.

      d.    Key Repeat

            A typical microcomputer generates repetitions of a character if the key for that character remains depressed. This is a problem for users without sufficient motor control. A key repeat

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            feature can give a user control over the repeat start time and rate by allowing the timing parameters to be extended or the repeat function to be turned off.

      e.    Toggle Key Status Control

            Microcomputer toggle keys provide visual indications of whether they are on or off. A toggle key status feature provides an alternative, non-visual means of showing the on or off status of a toggle key.

      f.    Keyboard Orientation Aids

            To orient a visually impaired user to a particular keyboard, a set of tactile overlays should be available to identify the most important keys. The tactile overlays can be in the form of keycap replacements or transparent sticky tape with unique symbols to identify the various keys.

      g.    Keyguards

            To assist a motor-disabled user, a keyguard should be available to stabilize movements and help ensure that the correct keys are depressed. A keyguard is a keyboard template with holes corresponding to the location of the keys.

C.6.l.2 0utput Alternatives

      Some users with disabilities need an alternative output to be able to functionally use FIP resources. The following is an overview of common output alternatives, and other output functional requirements, that should be considered:

      a.    Auditory Output

            The auditory output capability on current microcomputers is sufficient to beep and play music. However, some users with disabilities may require a speech capability. A speech synthesizer is required to generate speech on today's computers. The capability to support a speech synthesizer should continue to be available in future generations of computers,

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            or this capability may be internalized through an upgrade of the computer's internal speaker. The speech capability should include user-adjustable volume control and a headset jack.

      b.    Information Redundancy

            Currently, several programs activate a speaker on the microcomputer to provide information to the user. Some programs do not have the capability to present this information visually to the hearing-impaired user. An information redundancy feature presents a visual equivalent of the auditory information provided.

      c.    Video Display

            The requirement to enhance text size, reproduce text orally or in braille, or modify display characteristics is crucial for some users with visual disabilities. To ensure that this access continues, the following capabilities are required:

            (1)   Large Print Display

                  There should be a means for enlarging a portion of the screen for a low-vision user. This process uses a window or similar mechanism allowing magnification to be controlled by a user. A user can invoke the large-print display capability from the keyboard or control pad for use in conjunction with any work-related applications software. If applications software includes graphics, enlargement of graphic displays should also be available.

            (2)   Access to Visually Displayed Information

                  The capability to access the screen is necessary to support the speech or braille output requirement of many blind users. Currently, blind users are able to select and review the spoken or braille equivalent of text from any portion of the screen while using standard applications software. Third-party vendors should have access to the screen contents in a manner that can be

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                  translated and directed to any internal speech chip, a speech synthesizer on a serial or parallel port, or a braille display device. Information presented pictorially also needs to be available in such a manner that, as software sophistication improves, it may eventually be translated using alternative display systems.

            (3)   Color Presentation

                  When colors must be distinguished in order to understand information on the display, color-blind end users should be provided with a means of selecting the colors to be displayed.

C.6.l.3 Documentation

      Access to documentation for computer technology in a usable format should be provided for Federal employees with disabilities. Braille, large print, or ASCII disk equivalents of standard manuals are options to be considered.

C. 7 INSTALLATION/DELIVERY

C. 7.1 Miscellaneous

      (1)   Orders for equipment under this contract shall be placed as follows:

            a. System orders are comprised of a workstation or laptop computer in addition to some number of accessories.

            b. Accessory orders shall be configured with a workstation or laptop computer.

            c. Standalone orders for laser printers or external CD-ROM readers and adapters may be placed independent of workstation or laptop computers.

      (2) Orders shall be shipped or delivered to the site specified by the Government and installed by the contractor.

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (3) The contractor shall ship the workstation configurations to the appropriate sites with all boards installed in the system units and all software loaded and operational on the fixed disk. Workstations shall be packed as specified in Section C-4(b)(3). The contractor shall unpack, set up, and test equipment at the specified locations unless the project officer specifies otherwise for specific deliveries. The contractor shall remove all packing material and boxes within 24 hours of set-up.

      (4) The contractor shall provide all necessary cables and connectors for the system to perform. The minimum length shall be as specified in the table below:

            Cable                                    Minimum  Length
            -----                                    ---------------
            system unit power                              6  feet
            keyboard                                       7  feet (extended)
            printer power                                  6  feet
            printer interface                             10  feet
            video display power                            6  feet
            video display interface                        6  feet
            surge suppressor                               6  feet
            CD-ROM interface                               3  feet
            network interface                              8  feet

      (5) Each video display, system unit, laser printer, keyboard, laptop PC, and CD-ROM reader shall be delivered with the model and serial number of the item printed on a non-removable label not to exceed one-half inch high and two inches wide, and to be at a minimum 6 mils thick. This label shall also include a bar-coded representation of the serial number, using the Symbology Code 39 bar-coding standard. The project officer shall specify the location of the labels on each type of equipment following award of the contract.

      (6) For each system delivered to HCFA, the contractor shall provide the project officer with a configuration worksheet specifying the manufacturer's make/model/part number, and serial number of the chassis, fixed disk drive, all adapter boards, system board, video display, keyboard, and accessories. In addition, the worksheet shall include all hardware interrupts, switch settings, direct memory access (DMA) channels, and memory addresses of installed

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SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            devices, where appropriate. This worksheet shall be provided to the government in an electronic and hard copy format to be specified by the project officer after award of the contract.

C.7.2 System Assembly and Burn-in Procedures

C.7.2.l Hardware Burn-in

      The contractor shall assemble and burn-in each system prior to shipment according to the following procedure:

      a. The system hard disk shall be initialized with a sector interleave of 1-to-1.

      b. The contractor shall install all necessary boards (graphics adapter, etc.) and cables. This includes boards and cables required for orderable accessory items.

      c. The fixed disk shall be partitioned as specified by the Government, formatted with the operating system and operationally configured.

      d. The system diagnostics shall be run continuously for at least 24 hours on all components of the system, configured as specified by the government, and all detected errors shall be corrected prior to shipment.

      e. The maximum allowable tolerance for "bytes in bad sectors" (from DOS CHKDSK command) for each system fixed drive delivered shall be no more than 0.1 percent (one-tenth of one percent) of the total formatted capacity of the fixed drive.

C.7.2.2 Software Loading

      The contractor shall partition and format the fixed disk and install the operating system as specified by the government.

      The contractor shall configure and install CONFIG.SYS and AUTOEXEC.BAT appropriate to the specified configuration. The contractor shall configure and load the CONFIG.SYS and AUTOEXEC.BAT files for optimal memory usage, i.e., allowing the largest amount of conventional memory for application programs.

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      The contractor shall install application software purchased under this contract as specified by the government

      The contractor shall install application software owned by the government but not purchased under this contract as specified by the government.

      Each software application shall be installed in a separately named directory, as specified by the government.

      The contractor shall install and enable all hardware and application device drivers for hardware and software installed by the contractor.

      The contractor shall configure each application as specified by the government. This shall include, but not be limited to, such functions as screen color, printer selection, and default directories.

      The contractor shall provide the project officer copies of the standard load disks used to configure workstations provided under this contract.

      The government reserves the right to review the standard fixed disk configurations and specify changes.

      Disk organization and application configuration specifications shall be provided by the government in writing prior to placing an order.

      The government shall provide the contractor with copies of government-licensed or government-developed application software to be loaded on the fixed disk using mutually agreeable media. The Government shall have the right to make changes to the configurations with a 15 day written notice to the contractor. The delivery order(s) shall specify which set of additional software is required on each workstation.

      The contractor shall certify each workstation and laptop PC to be virus free at the time of delivery to HCFA.

C.7.2.3 Installation Problems

      The contractor shall take steps to minimize the number of deliveries that will not include the correct hardware and/or software items. In the event that any site receives an incomplete or incorrect configuration, the

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      contractor shall provide the correct/required configuration by using one of the following methods. The method selected shall be at the option of the Government:

      Making an on-site visit to make the configuration conform to the configuration required by the delivery order,

                                       or

      Reshipping an entire new configuration,

                                       or

      Reshipping missing or incorrect items.

      In all cases, the contractor shall provide the correct configuration within five (5) working days of written notification by the Government project officer that the delivered configuration was incorrect.

C.7.2.4 Site Visit

      a. The Government shall be provided with the opportunity to inspect the contractor's facility(s) for workstation assembly and burn-in and to inspect the final design of the shipping parcels.

      b. The Governmental reserves the right to make site visits to the contractor's production facility(s) during the life of the contract.

C.7.3 Test Epuipment

      At the government's option, the offeror shall provide to the government, without charge, a fully configured test unit of all items offered. The government shall have thirty days in which to test this equipment, after which the offeror shall retrieve the test equipment at no cost to the government.

C. 8 REMEDIAL MAINTENANCE

C.8.l On-Call Maintenance Services

      (1) The contractor shall provide the Government with on-call maintenance service on an on-site repair basis (i.e., contractor personnel report to the site of the equipment for repair).

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

      (2) The contractor shall provide on-call maintenance services at the fixed monthly charges shown in Section B of this contract during the Principal Period of Maintenance (PPM), which is defined as Monday through Friday, 8AM to 5PM local prevailing time, exclusive of Federal holidays.

      (3) On-call maintenance service shall be provided for equipment which may be located in Washington, D.C. regional offices and regional outstations of any of the locations set forth in Section B, Attachment B1, Page B-11a. Maintenance shall be provided for existing equipment not under warranty and devices that come off warranty during the life of this contract. A list of equipment types and approximate quantities is provided in Section B, Pages B-11a.

      (4) The contractor shall provide remedial maintenance (labor and parts) at the prices shown in Section B. Maintenance service shall not include electrical work external to the equipment, furnishing supplies, or adding or removing any devices not supplied by the contractor. It shall not include repair of damage resulting from accident, transportation between Government sites, neglect, misuse, failure of electrical power, air-conditioning, or humidity control or causes other than ordinary use.

C.8.2 Maintenance Coverage

      (1) The government shall have the right to order maintenance on items shown in Section B for periods of one (1) year or less at the monthly rate specified in Section B.

      (2) For equipment purchased under this contract, the effective date of maintenance service shall not be prior to the expiration of the three year warranty period prescribed in Section H-19.

      (3) For equipment purchased under this contract during the three year warranty period prescribed in Section H-19, the same level of service as specified under this Section C-8 of the contract shall be provided by the contractor.

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.8.3 Remedial Maintenance

      (1) Remedial maintenance shall be performed after notification from the project officer or designated HCFA staff that hardware and/or software is inoperative. The contractor shall provide to the Government a single designated point of contact in the form of a 24-hour toll-free telephone number. The contractor shall make arrangements to provide an answering service or other continuous telephone coverage to permit the Government to make such contact seven days a week. Refer to Section H-12.

      (2) Calls for remedial maintenance shall be made by the project officer whenever there is an equipment failure, including new devices that fail upon installation.

      (3) The ADP coordinators or their representatives for each of HCFA'S 10 regional offices and the regional outstations will contact the vendor of services directly for remedial maintenance, including new devices that fail upon installation.

      (4) The contractor shall maintain facilities for receiving maintenance calls such that Government waiting time (i.e., time spent by Government employee waiting for contractor personnel to take information about required maintenance) shall not exceed (5) five minutes.

      (5) The contractor shall contact the user within one hour from the time of receipt of the notification of the equipment failure. The purpose of this call is to provide the user contact, within a reasonable time, with the contractor. The call also provides the contractor the opportunity to speak with the user while the problem/failure is fresh in the user's mind.

C.8.4 Return-To-Operation Time

      (1) The contractor shall return the equipment to service within 24 hours of oral notification (followed up by written notification) that remedial maintenance is required, excluding weekends and Federal holidays.

      (2) A system shall be considered out of service if any item for which the contractor is responsible for

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            maintenance is malfunctioning and the system cannot be used for all of its intended functions.

      (3) Equipment shall be considered returned to service when the contractor has notified the HCFA Action Desk (for Baltimore or Washington, D.C. repairs) or the ADP Coordinator (for regional office repairs) of the successful completion of the repairs.

C.8.5 Responsibilities of the Contractor

      (1) The contractor's responsibilities under maintenance shall include the replacement of non-functioning batteries in workstations and laptop computers, and repair/replacement of burned out or damaged surge suppressors.

      (2) Failed equipment shall be repaired or replaced at the option of the contractor. If the contractor elects to replace a failed item, it shall be replaced with identical equipment (i.e., identical make and model) or comparable equipment subject to the approval of the Government Project Officer.

      (3) Only new standard parts shall be used in effecting repairs. If new standard parts are no longer available, the Contractor may substitute, subject to the Project Officer's written approval, parts of at least equivalent function and quality. Parts which have been replaced shall become the property of the contractor.

      (4) Equipment repairs shall take place during the Principal Period of Maintenance (see Section C.8.l.(2)) except by mutual agreement between the contractor and the Government.

      (5) The Government retains the right to interchange items (boards, drives, video displays, printers, etc.) among the workstations covered, with no penalty for so doing unless the equipment is damaged. In such cases, the Government shall be responsible for any damage caused by Government personnel while interchanging equipment.

      (6) The contractor is required to service all equipment covered in this contract. The Government retains the right to configure systems included in this contract with components acquired from sources outside of this contract. The contractor shall not

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            be responsible for maintenance of such components or any damage caused by their addition to systems included in this contract unless the component is covered by the maintenance provisions of this contract.

      (7) When it has been determined that a fixed disk is to be replaced, the contractor shall provide the Government user an opportunity to perform a fixed disk backup prior to removing the disk to be replaced.

      (8) When a fixed disk is replaced with a new unit by the contractor, the contractor shall erase or otherwise destroy all data on the replaced unit. The contractor shall be liable for unauthorized release of data contained on replaced data storage devices.

      (9) Contractor maintenance engineers shall use virus-free diagnostic software when making repairs to ensure that a virus is not introduced into the workstation during service. After maintenance is performed on a system, the contractor shall run a virus check on the system to ensure it is free from viruses.

      (10) The contractor shall supply monthly report(s) of maintenance repairs made by location of equipment. These reports shall include but not be limited to the make, model, and serial number of equipment repaired, date and time of failure and repair, the nature of the repair, and whether the repair was made under warranty. The format(s) and content of this report(s) shall be specified by the project officer following award of the contract.

C.8.6 Maintenance Items

      There shall be no additional charges to the Government for:

      (1) Remedial maintenance, regardless of when the maintenance is performed;

      (2) Replacement parts, unless such parts are required due to the fault or negligence of the Government;

      (3) Time spent by maintenance personnel after arrival at the site awaiting the arrival of additional

              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

                  maintenance personnel and/or delivery of parts, tools, accessories, and materials, after a service call has commenced; and

            (4) Any travel expenses, meals, lodging expense, parking expenses, fares, or tolls for maintenance personnel.

            (5) Time spent on return calls due to temporary inaccessibility of equipment to be repaired.

C.9   FIELD-PROVEN EQUIPMENT AND SOFTWARE

      Each item shall be off-the-shelf and field proven in Government or commercial customer accounts that are financially independent from the offeror or the offeror's subcontractors and are not test sites; shall be in an ongoing, current production mode by the manufacturer(s) as of the issue date of the RFP; and shall meet the following minimum requirements:

      (a) Each component, including hardware and software, provided to meet the Government's specifications shall have been in satisfactory use by a minimum of 5 customers by the issue date of this RFP. This date is shown on page A-1 under ISSUE DATE.

      (b) The total minimum number of installed devices at the 5 or more customers shall equal or exceed 200 of each item.

      (c) A hardware or software item shall be considered field proven only if:

            (1) The make, model and version proposed meets the requirements of Sections C.;

                                       or

            (2) The item proposed is a commercially available upgrade (as of the closing date of the solicitation document) to an item that meets the requirements of Sections C.

      (d) The requirements of this section shall not apply to the mandatory optional equipment for disabled accessibility.

C.l0  USE OF EXISTING FACILITIES

      All equipment shall operate in a normal office environment using available facilities as specified below.

              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            (a)   Available Power

                  120 Volt, 60 Cycle, 15 ampere maximum draw.

            (b)   Available Air Conditioning

                  Equipment shall operate within a temperature range of 60-85 degrees Fahrenheit (15.5-32.2 degrees Celsius), and 30 percent through 80 percent relative humidity, non-condensing.

C.11  NEW EQUIPMENT

      All equipment shall be new. Used or reconditioned equipment shall not be accepted.

C.12  SOFTWARE SUPPORT

      Should any of the software provided under the terms of this contract contain defects for which the software manufacturer provides repair or replacement to its customers free of charge, the contractor shall provide said repair or replacement to the Government at no additional charge to the Government.

      Should the manufacturer of any software provided under the terms of this contract upgrade the product with a new release, the Government shall, whenever possible, have the option to

      (a)   require the latest release for subsequent deliveries or

      (b)   require no change in delivered software.

      If the OEM of the software makes available updates, upgrades, new releases, or new versions of their software at no additional cost, the Contractor shall likewise deliver, at no charge, the updates, upgrades, new release, or new version to all customers under this contract. If on the other hand, the OEM of the software makes available updates, upgrades, new releases or new versions of their software at an additional cost, the Contractor shall submit an Engineering Change Proposal (ECP) as described in Section H.16, "Engineering Changes."

C.13  TECHNOLOGY SUBSTITUTION

C.13.1      Overview

            During the life of this contract, and under its terms and conditions, the Government may request or the contractor may propose technologically advanced equipment/software

              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            and components:

                  o which become commercially available after this contract's effective date;

                  o which become economically feasible to offer after this contract's effective date; or

                  o which are proposed as replacements for equipment/ software/components which become commercially unavailable after this contract's effective date.

            These items may be added under the terms and conditions of this clause.

C.13.2      Types of Substitutions

            The substitutions covered by this clause shall be substituted for items already listed in Section B. The substitutions may be in total or in part.

            It is further understood by the parties to this contract that this clause envisions technological refreshment related to the general type of equipment/software/component covered by the scope of this contract. HCFA shall have the right to test proposed equipment/software/component consistent with the provisions of Section C.7.3, Test Equipment.

C.13.3      Minimum Qualifications For Acceptance of Substitutions

            The Government is under no obligation to substitute or upgrade any item already listed in the contract. However, subject to mutual agreement, when items are added under this clause, that item or items must meet the following criteria:

            (1) Must provide an improved cost to performance ratio over the most similar items in the contract;

            (2)   Be judged technically acceptable by the project Officer; and

            (3) Be approved in writing by the Contracting Officer and the Contractor through a bi-lateral modification to the contract.

              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

C.13.4      Pricing of Substitutions

            The pricing of these items shall be negotiated on a case by case basis. Should the Government require an upgraded release of which the manufacturer has altered the list price, the unit cost for that item in this contract shall be subject to renegotiation.

C.13.5      Delivery of Substitutions

            Notwithstanding the delivery requirements set forth in Section F, delivery requirements for upgrade items shall be mutually agreed upon by the parties to this contract at the time the substitution item is added. The Contracting Officer shall have the right to set the delivery schedule based on the longer of the standard commercial delivery schedule of the items or the Contractor's standard delivery schedule for similar items, if a mutually agreeable schedule cannot be set.

C.13.6      Identification of Technologically Advanced Products

            While the Government reserves the right to independently solicit a proposal from the Contractor under the terms of this clause at any time, potential substitutions will normally be brought to the Government's attention by the contractor.

C.13.7      Technologically Advanced Products From Alternate Sources

            The Government may also request that the Contractor propose to provide as orderable items, technologically advanced hardware/software/components under the conditions described in Section C.13.l, Overview, components from sources other than the Contractor. If the Government and the Contractor mutually agree for the Contractor to make these items available as orderable items, these items may be added under the terms and conditions of this contract in accordance with this clause.

C.14  NON-EVALUATED OPTION

C.14.l      EMPLOYEE PURCHASES

            Under this contract, HCFA employees may purchase hardware, software and perpherials. A Government Employee Acquisition Procedure (GEAP) shall be established, detailing the purchase, delivery, maintenance, warranty and employee payment procedures,

              SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

            etc., before any purchases are made. Acquisition procedures shall be developed by the contractor and provided to the Government within 45 calendars days after contract award.

SECTION D- PACKAGING AND MARKING


D.1   Packaging and Shipping

D.2   Packaging and Marking

D.3   Packing Lists

SECTION D- PACKAGING AND MARKING

D.1   Packaging and Shipping

      a. After successful completion of burn-in and software loading, the system and/or items (including user manuals and supplies) shall be repacked, using the original packing materials, for shipment to the HCFA site. The system items' individual boxes shall be packaged for shipment.

      b. Shipment of a system or standalone order to each site shall be in a single parcel. The parcel is defined as a single box or several boxes that are banded or wrapped together. The parcel shall be clearly labeled. The design of the parcel shall be such that it can be moved easily through a standard 30"-wide, normal movement by freight companies. The individual item boxes shall be packed in the shipping parcel in such a way that they are stationary when the shipping parcel is moved. Filler boxes should be used to fill space in the shipping parcel.

      c. Each shipping parcel shall have a shipping label placed externally for easy viewing by the freight company and the user. The shipping label shall contain the destination address (including room number), user contact person and contact telephone.

      d. A separate label placed under or above the shipping label shall contain an internal HCFA identification number in characters which are at least one (1) inch high for easy identification. The HCFA identification number shall be provided by the Government in the delivery order.

      e. The contractor shall attach to the outside of the parcel an inventory, listing every item (hardware and software) included in the equipment order including serial numbers.

      f. Equipment not packaged and shipped as required shall be subject to refusal of delivery by the project officer.

      g.    Read-Me-First Document

            Included in the system parcel shall be a "Read-Me-First" document that shall be immediately recognizable and attached to the video display. This document shall be desktop publishing quality. The Government shall provide the contractor with a sample document to use as a prototype, at the time of contract award. The contractor

SECTION D- PACKAGING AND MARKING

            shall provide the finished document in both hard copy and electronic copy on the system fixed disk. The electronic copy shall be in Wordperfect format. Included in this document shall be an acceptance form to be filled out by the recipient. The form will be returned via interoffice mail to the Government Project Officer.

      h. The contractor shall provide with each equipment order three (3) copies of a checklist of all equipment included in the shipment. This will be used to report receipt/acceptance data to the Government Project Officer. The checklist shall list each orderable item shipped and its serial number, provide space for comments and spaces for date of receipt and signature of the employee receiving the order.

D.2   Packaging and Marking

      a. Unless otherwise specified, all items shall be packaged and packed in accordance with normal commercial practices. *

      b. The Government shall furnish such labor as may be necessary for packing unpacking, and placement of equipment when in the possession of the Government (unless otherwise specified herein). Supervision of packing, unpacking, and placement of equipment shall be furnished by the Contractor without charge to the Government.

*     NOTE: If magnetic media is involved, extra markings should be considered for protection against exposure to magnetic fields or temperature extremes.

D.3   Packing Lists

      A packing list or other suitable shipping document shall accompany each shipment and shall show the (a) name and address of consignor; (b) the name and address of consignee; (c) Government contract (and delivery order, if used ) number; (d) Government bill of lading number covering the shipment, if any; and (e) description of the material shipped, including item number, quantity, number of containers, and package number, if any.

E.1          52.252-2 Clauses Incorporated by Reference.  (JUN 1988)

E.2          Approvals by the Project Officer

E.3          Standard of Performance and Acceptance of system

E.4          Date of Acceptance

E.5          Delay of Start of Performance Period

E.6          Operational Capability Demonstration

SECTION E - INSPECTION AND ACCEPTANCE

E.1   52.252-2 Clauses Incorporated by Reference  (JUN 1988)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

52.246-2           Inspection of Supplies - Fixed-Price             JUL 1985

52.246-4           Inspection of Services - Fixed-Price             FEB 1992

52.246-16          Responsibility for Supplies                      APR 1984

E.2   Approvals by the Project Officer

All items to be delivered to the Project Officer will be deemed to have been approved 30 calendar days after date of delivery, except as otherwise specified in this contract, if written approval or disapproval has not been given within such period. The Project Officer's approval or revision to the items submitted shall be within the general scope of work stated in this contract.

E.3   Standard of Performance and Acceptance of system

This clause establishes a standard of performance which must be met before any equipment or software delivered under this contract is accepted by the Government. This provision also includes replacement, substitute equipment, and equipment which is added or field-modified (modification of equipment from one model to another) after a successful performance period.

      (a)   Performance Period (For testing and acceptance)

            The performance period shall begin on the day following installation date, and shall end when the equipment has met the standard of performance for a period of ten (10) consecutive (calendar) days by operating in conformance with the Contractor's technical specifications and functional descriptions, or as quoted in the Contractor's proposal, which must satify the requirements of Section
            C. at an effectiveness level of 90% or more.

SECTION E - INSPECTION AND ACCEPTANCE

      (b)   Continuance of Performance Period

            If the equipment does not meet the standard of performance during the initial 10 consecutive (calendar) days, the performance period may continue on a day-by-day basis until the standard of performance is met for a total of 10 consecutive days.

      (c)   Failure to meet Standard of Performance

            If the equipment fails to meet the standard of performance after 90 calendar days from the installation date or start of the performance period, whichever is later, the Government may at its option request a replacement or terminate the contract for default and request the immediate removal of the equipment or software.

      (d)   Effectiveness Level Computations

            The effectiveness level for an equipment is computed by dividing the operation use time by the sum of the operational use time plus system failure downtime.

      (e)   Changes in Equipment

            The effectiveness level for equipment added, field-modified, or substituted, or for replacement equipment is a percentage figure determined by dividing the operational use time of the system by the sum of the time plus downtime resulting from system failure of the equipment/software being tested.

      (f)   Operational use time for Equipment

            Operational use time for performance testing for an equipment is the accumulated time during which the equipment is in actual operation.

      (g)   Operational Use Time For Equipment

            Operational use time for performance testing for equipment added, field-modified, or substituted, or for replacement equipment, is defined as the accumulated time during which the equipment is in actual use.

SECTION E - INSPECTION AND ACCEPTANCE

      (h)   Equipment Failure Downtime

            Equipment failure downtime is that period of time during which the scheduled productive workload, or simulated workload, being used for acceptance testing cannot be continued on the system due to equipment failure. If simulated workload is being used, it must be consistent with the requirements set forth elsewhere in the contract.

      (i)   Equipment Failure Downtime

            Equipment failure downtime for equipment added, field-modified, or substituted, or for replacement equipment after the system has completed a successful performance period is that period of time when such equipment is inoperable due to its failure.

      (j)   Start of Downtime

            Downtime for each incident shall start from the time the Government reports (or makes a bona-fide attempt to contact the Contractor's designated representative) the problem until the equipment is returned to the Government in proper operating condition, exclusive of actual travel time required by the Contractor's maintenance personnel (but not in excess of 1 hour on each day such services were requested) if equipment is removed from the Government's site. However, at the request of the Contractor, the Government shall make available not only the failed equipment/software, but also the equipment/software which the Contractor must use to accomplish such repairs.

      (k)   Equipment use during system downtime

            During a period of equipment failure downtime, the Government may use operable equipment when such action does not interfere with maintenance of the inoperable equipment/software. The equipment will be considered down during such periods of use. Whenever the operable equipment is not released to the Contractor upon request, all such usage periods shall be considered equipment operational use time in computing the effectiveness level.

SECTION E - INSPECTION AND ACCEPTANCE

      (l)   Minimum of Use Time

            During the performance period for the equipment, a minimum of 48 hours of operational use time with scheduled productive or simulated work will be required as a basis for computing the effectiveness level. However, in computing the effectiveness level, the actual number of operational use hours shall be used when that number exceeds the minimum of 48 hours. Added equipment, field-modified equipment, and substitute equipment are subject to the 48 hour minimum use time requirement. However, the Government shall accept such equipment without the addition of simulated work solely to achieve the minimum of 48 hours use time, provided the average effectiveness for the day acceptance period is equal to or better than the level specified in the paragraph entitled "Performance Period".

      (m)   Measure of Operational Use Time

            Operational use time and downtime shall be measured in hours and whole minutes.

E.4   Date of Acceptance

Upon successful completion of the 10-day performance test period, the Government will provide the contractor with written notice of acceptance, identifying the actual date of acceptance and retroactively establishing the first day of the successful 10-day performance period.

E.5   Delay of Start of Performance Period

If necessary, the Government may delay the start of the performance period, but such a delay shall not exceed 10 consecutive days. Should the Government delay the start of the performance period, rental and/or maintenance charges shall accrue for that period of time between the installation date and the start of the performance period and shall be paid only upon completion of the successful performance period.

SECTION F - DELIVERIES OR PERFORMANCE


F.1   Period of Performance

F.2   Delivery

F.3   Notice of Listing of Contract Clauses Incorporated By Reference

F.4   Required Reports

F.5   Variation in Quantity (FAR 52.212-9) (APR 1984)

F.6   Installation Requirements and Options

F.7   Waiver of Delivery Schedule

F.8   Notice of Shipment

SECTION F - DELIVERIES OR PERFORMANCE


F.1   Period of Performance

The period of performance for completion of all work under this contract shall be from the date of contract award through twelve months thereafter with two additional twelve (12) month options.

F.2   Delivery

All items shall be delivery within 30 days from the date of the delivery order unless a later delivery date is specified on the delivery order. In no case shall the contractor be required to deliver an item in less than 30 days without the mutual agreement of both parties.

F.3   Notice of Listing of Contract Clauses Incorporated By Reference

NOTICE: The following solicitation and/or contract clauses pertinent to this section are hereby incorporated by reference:

      FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1)

       NUMBER          DATE                TITLE

      52.212-13        AUG  89     STOP-WORK ORDER
      52.212-15        APR  84     GOVERNMENT DELAY OF WORK
      52.247-34        APR  84     F.O.B. DESTINATION
      52.247-55        APR  84     F.O.B.  POINT  FOR  DELIVERY  OF
                                    GOVERNMENT-FURNISHED PROPERTY

F.4   Required Reports

The Contractor shall furnish the following reports.

      a.    Monthly Progress Report

            The Contractor shall submit one copy to the Contracting Officer and the Project Officer of a monthly progress report briefly stating the progress made, including percent completion of the contract as of the end of the reporting period. Specific areas of interest shall include difficulties encountered during the reporting period and remedial action taken and a statement of activity anticipated during the subsequent reporting period. The report shall also include any proposed changes of key personnel concerned with the contract effort. The monthly progress reports shall be submitted on or before the fifteenth day of each month, following the first complete month of contract performance.

SECTION F - DELIVERIES OR PERFORMANCE

      b.    Draft Final Report

            (1) The Contractor shall submit to the Project Officer two (2) copies of the draft final report within forty-five (45) days prior to the completion of the period of performance set forth under Section F, "Deliveries or Performance." The Contractor shall furnish to the Contracting Officer a copy of the letter transmitting the draft to the Project Officer.

            (2) The Government will review and return each submission of the Draft Final Report indicating approval or disapproval, and comments, if necessary, within fifteen (15) calendar days. In the event the Government delays review and return of any submission of the Draft Final Report beyond the period specified, the Contractor shall immediately notify the Contracting Officer in writing and the Contractor will be entitled to a day-for-day extension in submission of the approved Final Report(s). The Draft Final Report shall be typed double spaced or space-and-a-half and shall include all illustrations, tables, drawings, charts, data sheets, and other pertinent material required for an approved Final Report.

      c.    Delivery Reports

            For each delivery order, the contractor shall provide to the Government Project Officer documentation that the equipment (hardware and/or software) has been delivered or shipped. This document shall contain at a minimum, the internal HCFA identification number (taken from the delivery order), the delivery location, the manufacturer, description and serial number of each item (hardware and software), and the date the equipment was shipped or delivered. The contractor shall provide a sample of this reporting mechanism in their proposal. The required information shall be in a PC database format as approved by the Government Project Officer prior to contract award. The information shall be transmitted to the Government Project Officer using a mutually agreed upon medium (e.g. electronic mail, diskette) within 15 calendar days of the delivery date of the equipment. The Government shall provide within 15 calendar days of contract award the required data format, standardized coding requirements and standardized equipment descriptions.

SECTION F - DELIVERIES OR PERFORMANCE

            All deliveries, shall be made to the building and room location specified in the delivery order (inside delivery). Equipment shall be shipped to HCFA headquarters in Baltimore, Maryland; Washington, D.C.; 10 regional offices; and regional office outstations as listed in Section J.

F.5   Variation in Quantity (FAR 52.212-9) (APR 1984)

      (a) A variation in the quantity of any item called for by this contract will not be accepted unless the variation has been caused by conditions of loading, shipping, or packing, or allowances in manufacturing processes, and then only to the extent, if any, specified in paragraph (b) below.

      (b)   The permissible variation shall be limited to:

                  10    percent increase

                  10    percent decrease

      This increase or decrease shall apply to Tables B-2 through B-4.

F.6   Installation Requirements and Options

      (a) The Contractor shall install the equipment/software, as specified in Section C (or any attachment referenced therein), ready for use, in accordance with the installation schedule specified in the delivery order.

      (b) The Government reserves the right to delay the installation by up to 10 calendar days, at no additional cost to the Government, provided that:

            (1) The Contractor shall receive written notice from the Contracting Officer 5 calendar days prior to the scheduled installation date or within 15 calendar days after issuance of the delivery order, whichever is later, or to any date which is mutually agreed to by the Government and the Contractor.

            (2) Installation delays beyond 10 calendar days shall be mutually agreed to by the Contractor and the Government.

      (c) If the equipment is certified to be ready for use prior to the installation date, the Government, at its option

SECTION F - DELIVERIES OR PERFORMANCE

            may elect to use the equipment and change the installation date accordingly. In this event, the contract or delivery order shall be so modified by the Government. The Government agrees to have the site prepared in accordance with the Contractor's written site specifications by the scheduled installation date.

      (d) The Government shall provide the contractor with access to the site for the purpose of installing the equipment prior to the scheduled installation date. The Contractor shall specify in writing the time required to install the equipment.

F.7   Waiver of Delivery Schedule

None of the following shall be regarded as an extension, waiver, or abandonment of the delivery schedule or a waiver of the Government's right to terminate for default: (i) delay by the Government in terminating for default; (ii) acceptance of delinquent deliveries; and (iii) acceptance or approval of samples submitted either after default in delivery or in sufficient time for the contractor to meet the delivery schedule.

Any assistance rendered to the contractor on this contract or acceptance by the Government of delinquent goods or services hereunder will be solely for the purpose of mitigating damages and is not to be construed as an intention on the part of the Government to condone any delinquency, or as a waiver of any rights the Government may have under the subject contract.

F.8   Notice of Shipment

If specified in an order submitted under the contract, the Contractor shall, at the time each shipment is made on such order, furnish a notice of shipment to either the consignee or the Contracting Officer or both, as specified. This may be done by completion and return of appropriate forms furnished by the Contracting Officer or by the furnishing of copies of bills of lading, freight bills, packing lists, invoices, or similar documents in accordance with normal commercial practice if such document clearly identifies the order number, items and quantities shipped, date of shipment, point of origin, method of shipment and routing, and the name of initial carrier.

SECTION G - CONTRACT ADMINISTRATION AND DATA


G.l   Invoicing and Payment

G.2   Method of Payment

G.3   Government Project Officer

G.4   Contractor Project Director

G.5   Technical Direction

G.6   Modification Authority

G.7   Subcontract Consent

G.8   Use of Government Data (Reports/Files/Computer Tapes or Discs)

G.9   Data To be Delivered

G.10  Dissemination, Publication and Distribution of Information

G.11  Notification of Changes

G.12  Designation of Property Administrator

G.13  Project Officer

G.14  Key Personnel

SECTION G - CONTRACT ADMINISTRATION AND DATA


G.1   Invoicing and Payment

      a.    Submission of Invoices and Payment Office

            (1) invoices shall be prepared and submitted in quadruplicate unless otherwise specified.

            (2)   To expedite payment, invoices shall be submitted as follows:

                  (a) Original and three (3) copies shall be submitted to the address below:

                        Department of Health and Human Services
                        Health Care Financing Administration
                        OBA/OFM/Division of Accounting
                        P.O. Box 17255
                        Baltimore, Maryland  21203-7255

                        If overnight delivery is desired:

                        Department of Health and Human Services
                        Health Care Financing Administration
                        OBA/OFM/Division of Accounting
                        6325 Security Boulevard
                        Room 2-B-3 East Low Rise
                        Baltimore, Maryland  21207

                  (b)   One (1) copy shall be sent to the Project Officer.

                  (c)   Content of Invoice (If Applicable):

                        (i)   Contractor's name and invoice date.

                        (ii) Contract number or other authorization for delivery of property and/or services.

                        (iii) Description, cost or price and quantity of
                              property and/or services actually delivered or rendered.

                        (iv)  Shipping and payment terms.

                        (v) Other substantiating documentation or information as required by the contract.

SECTION G - CONTRACT ADMINISTRATION AND DATA


                        (vi) Name, title, phone number and complete mailing address of responsible official to whom payment is to be sent.

      b.    Invoice Payment

            (1) Reimbursement for invoices submitted under this contract shall be made not later than thirty (30) days after receipt of the invoice from the contractor in the copies requested at the paying office designated above.

            (2) Payment will be authorized after the Division of Accounting has audited the invoice in accordance with Federal regulations. This audit includes certification of the invoice by the Project Officer and verification that the invoice amount is consistent with the payment schedule set forth under Section B-[2], Price and Payment. Any discrepancies determined as a result of the audit could delay the processing of the invoice and may result in the invoice being returned to the contractor for corrections. Inquiries relating to payments should be directed to the Lead Accounting Technician, Administrative Payments Unit, telephone number (301) 966-5427. c.Interest on Overdue Payment

            (3) The Prompt Payment Act, Public Law 97-177 (96 Stat. 85.31 U.S.C. 1801) is applicable to payments under this contract and requires the payment of contractors of interest on overdue payments and improperly taken discounts.

            (4) Determinations of interest due will be made in accordance with the provisions of the Prompt Payment Act and Office of Management and Budget Circular A-125.

G.2   Method of Payment

      a. Payment under this contract will be made by the Government by electronic funds transfer through the Automated Clearing House
            (ACH). For payment through ACH, see Attachment J-IV for the appropriate payment information and financial institution.

SECTION G - CONTRACT ADMINISTRATION AND DATA


      b. In the event the Contractor, during the performance of this contract, elects to designate a different financial institution for the receipt of any payment made using electronic funds transfer procedures; or a different method of payment, notification of such change and the required information must be received by the appropriate Government official 30 days prior to the date such change is to become effective.

      c. The documents furnishing the information must be dated and contain the signature, title, and telephone number of the Contractor's official authorized to provide it, as well as the Contractor's name and contract number.

      d. Any changes shall be furnished to HCFA, Division of Accounting, Chief, Accounting Operations Branch, Room 2-B-3 East Low Rise Building, 6325 Security Boulevard, Baltimore, Maryland 21207. It is the Contractor's responsibility to furnish the changes promptly to avoid payment to erroneous addresses or bank accounts, or delays in payments otherwise properly due.

G.3   Government Project Officer

Tim Lawrence is hereby designated as the Project Officer. The Project Officer's responsibilities shall include continuous monitoring of the Contractor's compliance with all substantive project objectives.

G.4   Contractor Project Director

Jack Brennan will serve as Project Director. It will be his/her responsibility to obtain the staff necessary and to direct the work for the conduct of this project. The Government reserves the right to approve any necessary successor to be designated as Project Director.

G.5   Technical Direction

      a. Performance of the work under this contract shall be subject to the technical direction of the Project Officer. The term "technical direction" is defined to include, without limitation, the following:

            (1) Directions to the Contractor which redirect the contract effort, shift work emphasis between work areas or tasks, require pursuit of certain lines of

SECTION G - CONTRACT ADMINISTRATION AND DATA


                  inquiry, fill in details or otherwise serve to accomplish the contractual statement of work.

            (2) Provision of information to the Contractor which assists in the interpretation of drawings, specifications, or technical portions of the work description.

            (3) Review and, where required by the contract, approval of technical reports, drawings, specifications, and technical information to be delivered by the Contractor to the Government under the contract.

      b. Technical direction must be within the general Scope of Work stated in the contract. The Project Officer does not have the authority to and may not issue any technical directions which:

            (1) Constitutes an assignment of additional work outside the general Scope of Work of the contract.

            (2) Constitutes a change as defined in the contract clause entitled "Changes - Cost Reimbursement."

            (3) In any manner cause an increase or decrease in the total estimated contract cost, fixed-fee, or the time required for contract performance.

            (4) Change any of the expressed terms, conditions, or specifications of the contract.

      c. All technical direction shall be issued in writing by the Project Officer or shall be confirmed by him/her in writing within 5 working days after issuance.

      d. The Contractor shall proceed promptly with the performance of technical direction duly issued by the Project Officer in the manner prescribed by this article and within his/her authority under the provisions of this article.

      e. If, in the opinion of the Contractor, any instruction or direction issued by the Project Officer is within one of the categories as defined in (1) through (4) above, the Contractor shall not proceed but shall notify the Contracting Officer in writing within 5 working days after the receipt of any such instruction or direction and shall request the Contracting Officer to modify the

SECTION G - CONTRACT ADMINISTRATION AND DATA


            contract, accordingly. Upon receiving such notification from the Contractor, the Contracting Officer shall issue an appropriate contract modification or advise the Contractor in writing that, in his/her opinion, the technical direction is within the scope of this contract. The Contractor shall thereupon proceed immediately with the instructions or direction or upon the contract action to be taken with respect thereto and shall be subject to the provision of the contract clause entitled "Disputes."

G.6   Modification Authority

Notwithstanding any of the other provisions of this contract, the Contracting Officer shall be the ONLY individual authorized to:

      - Accept nonconforming work;

      - Waive any requirements of this contract; or

      - Modify any term or condition of this contract.

G.7   Subcontract Consent

      a. To facilitate the review of a proposed subcontract by the Project Officer and the Contracting Officer, the Contractor shall submit the information required by the FAR Clause 52.244-2 entitled, "Subcontracts Under Cost Reimbursement and Letter Contracts" to the assigned Project Officer who shall in turn forward the information with his/her recommendation to the Contracting Officer. The Contracting Officer shall review the request for subcontract approval and the Project Officer's recommendation and advise the Contractor of his/her decision to consent to or dissent from the proposed subcontract, in writing.

      b.    Consent is hereby given to issue the following subcontract(s)

                   Unisys Corporation
                   8008 Westpark Drive
                   McLean, VA  22102

G.8   Use of Government Data  (Reports/Files/Computer Tapes or Discs)

Any data given to the Contractor by the Government shall be used only for the performance of the contract unless the Contracting Officer specifically permits another use, in writing. Should the

SECTION G - CONTRACT ADMINISTRATION AND DATA


Contracting Officer permit the Contractor the use of Government-supplied data for a purpose other than solely for performance of this contract and, if such use could result in a commercially viable product, the Contracting Officer and the Contractor must negotiate a financial benefit to the Government. This benefit should most often be in the form of a reduction in the price of the contract; however, the Contracting Officer may negotiate any other benefits he/she determines is adequate compensation for the use of these data.

Upon the request of the Contracting Officer, or the expiration date of this contract, whichever shall come first, the Contractor shall return or destroy all data given to the Contractor by the Government. However, the Contracting Officer may direct that the data be retained by the Contractor for a specific period of time, which period shall be subject to agreement by the Contractor. Whether the data are to be returned, retained, or destroyed shall be the decision of the Contracting Officer with the exception that the Contractor may refuse to retain the data. The Contractor shall retain no data, copies of data, or parts thereof, in any form, when the Contracting Officer directs that the data be returned or destroyed. If the data are to be destroyed, the Contractor shall directly furnish evidence of such destruction in a form the Contracting Officer shall determine is adequate.

G.9   Data To be Delivered

      a. Any working papers, interim reports, data given by the government or first produced by the Contractor under the contract or collected or otherwise obtained by the Contractor under the contract, or results obtained or developed by the Contractor (subcontractor or consultants) pursuant to the fulfillment of this contract are to be delivered, documented, and formatted as directed by the Contracting Officer.

      b. In addition, information and/or data, which are held by the Contractor related to the operation of their business and/or institution and which are obtained without the use of Federal funds, shall be considered "PROPRIETARY DATA" and are not "subject data" to be delivered under this contract.

G.10  Dissemination, Publication and Distribution of Information

      a. Data and information either provided to the Contractor, or to any subcontractor or generated by activities under this contract or derived from research or studies supported by this contract, shall be used only for the

SECTION G - CONTRACT ADMINISTRATION AND DATA

            purposes of the contract. It shall not be duplicated, used or disclosed for any purpose other than the fulfillment of the requirements set forth in this contract. This restriction does not limit the contractor's right to use data or information obtained from a non-restrictive source. Any questions concerning "privileged information" shall be referred to the Contracting Officer.

      b. Some data or information may require special consideration with regard to the timing of its disclosure so that preliminary findings which could create erroneous conclusions are not stimulated. Also, some data or information, which relate to policy matters under consideration by the Government, may also require special consideration with regard to the timing of its disclosure so that the open and vigorous debate, within the government, of possible policy options is not damaged.

      c. Any questions about use or release of the data or information or handling of material under this contract, shall be referred to the Contracting Officer who must render a written determination. The Contracting Officer's determinations will reflect the results of internal coordination with appropriate program and legal officials.

      d. Written advance notice of at least forty-five (45) days shall be provided to the Contracting Officer of the Contractor's desire to release findings of studies or research or data or information described above. If the Contractor disagrees with the Contracting Officer's determination, and if this disagreement cannot be settled by the Contractor and the Contracting Officer in a mutually satisfactory manner, then the issue will be settled pursuant to the "Disputes" clause.

      e. Any presentation of any report, statistical or analytical material based on information obtained from this contract shall be subject to review by the Project Officer before dissemination, publication, or distribution. Presentation includes, but is not limited to, papers, articles, professional publications, speeches, testimony or interviews with public print or broadcast media. This does not apply to information that would be available under the Federal Freedom of Information Act.

      f. The Project Officer review shall cover accuracy, content, manner of presentation of the information, and also the

SECTION G - CONTRACT ADMINISTRATION AND DATA

             protection of the privacy of individuals. If the review finds that the Privacy Act is or may be violated, the release/use of the presentation shall be denied until the offending material is removed or until the Contracting Officer makes a formal determination, in writing, that the privacy of individuals is not being violated.

      g. If the review shows that the accuracy, content, or manner of presentation is not correct or is inappropriate in the light of the purpose of the project, the Project Officer shall immediately inform the Contractor, in writing, of the nature of the problem. If the Contractor disagrees, the Project Officer may insist that the presentation contain, in a manner of equal importance, materials which show the government's problem with the presentation.

      h. The Contractor agrees to acknowledge support by HCFA whenever reports of projects funding, in whole or in part, by this contract are published in any medium. The Contractor shall include in any publication resulting from work under this contract, an acknowledgement substantially, as follows:

            "The analyses upon which this publication is based were performed under Contract Number [ ], entitled, " [ ]," sponsored by the
            Health Care Financing Administration, Department of Health and Human Services."

            Any deviation from the above legend shall be approved, in writing, by the Contracting Officer.

G.11  Notification of Changes

      a. Definitions. As used in this article, the term "Contracting Officer" does not include any representative of the Contracting Officer whether or not such representative is acting within the scope of his authority.

      b. Notice. The primary purpose of this article is to obtain prompt reporting of Government conduct which the Contractor considers to constitute a change to this contract within the meaning of the clause of the contract entitled "Changes - Cost Reimbursement." Except for changes identified as such in writing and signed by the Contracting Officer, the Contractor shall notify the Contracting Officer in writing promptly, and in any event within fifteen (15) calendar days from the date that the

SECTION G - CONTRACT ADMINISTRATION AND DATA

            Contractor identifies any Government conduct (including actions, inactions, and written or oral communications) which the Contractor regards as a change to the contract terms and conditions. The notice shall state, on the basis of the most accurate information available to the Contractor:

            (1) the date, nature, and circumstances of the conduct regarded as a change;

            (2) the name, function, and activity of each Government individual and Contractor official or employee involved in or knowledgeable about such conduct;

            (3) the identification of any documents and the substance of any oral communication involved in such conduct;

            (4) the particular elements of contract performance for which the Contractor may seek an equitable adjustment under the "Changes" clause, including:

                  (i) what portion(s) of the contract statement of work will be affected by the alleged change;

                  (ii) what adjustments to the contract estimated cost and fixed fee, delivery or performance schedule, and other provisions affected by the alleged change are estimated.

      c. Continued performance. The Contractor shall not proceed with the alleged changed identified in the notice required by (b) above, unless notified in writing by the Contracting Officer in accordance with (d) (1) below. Until such notification is received, the Contractor shall continue performance of this contract in accordance with its terms and conditions.

      d. Government Response. The Contracting Officer shall respond to the notice required by (b) above in writing. In such response, the Contracting Officer shall either;

            (1) confirm that the conduct of which the Contractor gave notice constitutes a change and, when necessary, direct the mode of further performance in accordance with the "Changes" clause;

            (2)   countermand any communication regarded as a change;

SECTION G - CONTRACT ADMINISTRATION AND DATA

            (3) deny that the conduct of which the Contractor gave notice constitutes a change and, when necessary, direct the mode of further performance; or

            (4) in the event the Contractor's notice information is inadequate to make a decision under (1), (2), or (3) above, advise the Contractor what additional information is required, and establish the date by which it should be furnished.

      e. Equitable Adjustments. If the Contracting Officer confirms that Government conduct effected a change within the scope of the "Changes - Cost Reimbursement" clause as alleged by the Contractor, and such conduct causes an increase or decrease in the estimated cost of, or the time required for the performance of any part of the work under this contract, whether changed or not changed by such conduct, an equitable adjustment may be made in accordance with the "Changes - Cost Reimbursement" clause of this contract.

G.12  Designation of Property Administrator

The HCFA Contract Property Administrator, George Marsalek, Property and Distribution Management Section, Division of General Services, 6325 Security Blvd., Baltimore, Md. 2l207, is hereby by designated the property administration function for this contract. The Contractor agrees to furnish information regarding Government Property to the Property Administrator in the manner and to the extent required by the Property Administrator, his duly designated successors, and in accordance with FAR Part 45 and DHHS Manual entitled, Contractor's Guide for Control of Government Property, (1990).

G.13  Project Officer

The following Project Officer and Alternate(s) will represent the Government for the purpose of this contract: Tim Lawrence

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and compliance with all substantive project objectives; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; (5) assisting in the resolution of technical problems encountered during performance; and (6) reviewing of invoices/vouchers.

SECTION G - CONTRACT ADMINISTRATION AND DATA

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to:
(1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Government may unilaterally change its Project Officer designation.

G-14  Key Personnel

The personnel specified below are considered to be essential to the work being performed hereunder. Prior to diverting any of the specified individuals to another program, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including name and resume of proposed substitution of substantially equal ability and qualifications) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the Contractor without the written consent of the Contracting Officer.

The following individuals are considered key personnel under this contract: Jack Brennan

SECTION H - SPECIAL CONTRACT REQUIREMENTS


H.1   Conditions for Performance

H.2   Monitoring

H.3   Correspondence Procedures

H.4   warranty Against Dual Compensation

H.5 Prohibition Against the Use of HHS Funds to Pay for Costs of Influencing Legislation

H.6   Excusable Delays

H.7   Organizational Conflicts of Interest

H.8   Confidentiality of Information

H.9   Replacement Parts Availability

H.10  Technology Refreshment

H.11  Engineering Changes

H.12  Delivery Orders

H.13  New Restrictions on Lobbying

H.14  Warranty

H.15  Safety and Health Standards

H.16  Disputes

H.17  Procurement Authority (OCT 90 FIRMR)

H.18  Certificate of Maintainability

H.19  Spare Parts

H.20  Risk of Loss or Damage

SECTION H - SPECIAL CONTRACT REQUIREMENTS

H.1  Conditions for Performance

In addition to the performance requirements of this contract as set forth under Section C, DESCRIPTION/SPECIFICATIONS/WORK STATEMENT, the Contractor may be required to comply with the requirements of any revisions in legislation or regulations which may be enacted or implemented during the period of performance of this contract, and are directly applicable to the performance requirements of this contract.

H.2  Monitoring

The Contractor shall be subject to periodic contract performance review as may be deemed necessary by the Contracting Officer or the Project Officer as his/her designee. The Contractor shall make its records and facilities available to the Contracting Officer for purposes of such monitoring of contract performance.

H.3  Correspondence Procedures

To promote timely and effective administration (except for invoices/public vouchers, technical progress reports, deliverables) correspondence submitted under this contract shall be subject to the following procedures:

     a. Technical Correspondence-Technical correspondence (as used herein, this term excludes technical correspondence which proposes or otherwise involves waivers, deviations or modifications to the requirements, terms, or conditions of this contract) shall be addressed to the Project Officer, with an information copy of the basic correspondence to the Contracting Officer.

     b. Other Correspondence-All other correspondence shall be addressed to the Contracting Officer, with information copies of the basic correspondence to the Project Officer.

     c. Subject Lines-All correspondence shall contain a subject line, commencing with the Contract Number and assigning consecutive numbers (serial numbers to permit accountability), as illustrated below:

          Subject:  Contract No.
                    Contractors Name
                    Request for Subcontract Approval

SECTION H - SPECIAL CONTRACT REQUIREMENTS

H.4  Warranty Against Dual Compensation

The Contractor warrants that no part of the total contract amount provided herein shall be paid directly or indirectly to any officer or employee of the Department of Health and Human Services as wages, compensation, or gifts for acting as officer, employee, subcontractor, or consultant to the Contractor in connection with any work contemplated or performed under or in connection with this contract.

H.5 Prohibition Against the Use of HHS Funds to Pay for Costs of Influencing Legislation

No part of any funds under this contract shall be used to pay the salary of expenses of any Contractor or agent acting for the Contractor, to engage in any activity designed to influence legislation or appropriations pending before the Congress.

H.6  Excusable Delays

     a. Except with respect to defaults of subcontractors, the Contractor shall not bein default by reason of any failure of performance of the contract in accordance with its terms (including any failure by the Contractor to make progress in the prosecution of the work hereunder which endangers such performance) if such failure arises out of causes beyond the control and without the fault of negligence of the Contractor.

     b. Such causes may include, but are not restricted to, acts of God or of a publicenemy, acts of the Government in either its sovereign or contractual capability, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather, but in every case the failure to perform must be beyond the control and without the fault or negligence of the Contractor. If the failure to perform is caused by the failure of a subcontractor to perform or make progress, and if such failure arises out of causes beyond the control of both Contractor and subcontractor, and without the fault or negligence of either of them, the Contractor shall not be deemed to be in default, unless (a) the supplies or services to be furnished by the subcontractor were obtainable from other sources, (b) the Contracting Officer shall have ordered the Contractor in writing to procure such supplies or services from such other sources and (c) the Contractor shall have failed to comply reasonable with such order. Upon request of the Contractor, the Contracting Officer shall ascertain the facts and extent of such failure and, or he/she shall

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

          determine that any failure to perform was occasioned by any one or more of the said causes, the delivery schedule shall be reviewed accordingly.

H.7  Organizational Conflicts of Interest

     a. Purpose. The primary purpose of this clause is to aid in ensuring that the Contractor (1) does not obtain any unfair competitive advantage over other parties by virtue of its performance of this contract, and
          (2) is not biased because of its current or planned interest (financial, organizational, or otherwise) which relate to the work under this contract.

     b. Scope. The restrictions described herein shall apply to performance or participation by the Contractor and any of its affiliate organizations or their successors in interest (hereinafter collectively referred to as the "Contractor") in the activities covered by this clause as a prime Contractor, subcontractor, co-sponsor, joint venturer, consultant, or in any similar capacity.

          (1) Advisory, consulting, analytical, evaluation, or study work, including the preparation of statements of work and specifications:

               (a) If the Contractor performs advisory, consulting, analytical, evaluation, study, or similar work under this contract, it shall be ineligible thereafter to participate in any capacity in Government contractual efforts (solicited or unsolicited) which stem directly from such work, and the Contractor agrees not to perform similar work for prospective offerors with respect to any such contractual efforts.

                    Furthermore, unless so directed in writing by the Contracting Officer, the Contractor shall not perform any such work under this contract on any of its products or services, or the products or services of another firm for which the Contractor performs similar work. Nothing in this subparagraph shall preclude the Contractor from competing for HHS management and technical support services follow-on contracts as defined in paragraph 6. below.

               (b) If the Contractor under this contract assists substantially in the preparation of a

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

                    statement of work or specifications, the Contractor shall

                    be ineligible to perform or participate in any capacity in any contractual effort which is based on such statement of work or specifications. The Contractor shall not incorporate its products or services in such statement of work or specifications unless so directed in writing by the Contracting Officer, in which case the restriction in this subparagraph shall not apply.

          (2)  Access to the use of information:

               (a) If the Contractor in the performance of this contract obtains access to information, such as HHS plans, policies, reports, studies, financial plans, or data which has not been released to the public, the Contractor agrees not to
                    (a) use such information for any private purpose unless the information has been released to the public; (b) disclose such information for a period of six (6) months after the completion of this contract, or the release of such information to the public, whichever is first; (c) submit an unsolicited proposal to the Government which is based on such information until one (1) year after the release of such information to the public; or (d) release such information without prior written approval by the Contracting Officer.

               (b) In addition, the Contractor agrees that to the extent it receives or is given access to proprietary data or other confidential technical, business or financial information under this contract, it shall treat such information in accordance with any restrictions imposed on such information.

               (c) The Contractor shall have, subject to patent and security provisions of this contract, the right to use technical data it first produces under this contract for its private purposes provided that, as of the date of such use, all data requirements of this contract have been met.

          (3)  Subcontracts. The Contractor shall include this

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

               clause, including this paragraph, in subcontracts of any tier which involve performance of work of the type specified in b.(1) above or access to information covered in b.(2) above. The use of this clause in such subcontracts shall be read by substituting the word "Subcontractor" for the word "Contractor" whenever the word "Contractor" appears.

          (4) Remedies: For breach of the above restrictions or for non-disclosure or misrepresentation of any relevant interest required to be disclosed concerning this contract, the Government may, at no cost, terminate the contract, disqualify the Contractor for subsequent related contractual efforts, and pursue other remedies as may be permitted by law or this contract.

          (5) Waiver. Any request for waiver under this clause shall be directed in writing to the Contracting Officer and shall include a full description of the requested waiver and the reasons in support thereof. If it is determined to be in the best interest of the Government, the Contracting Officer shall grant such waiver in writing.

          (6) Definitions. The term "management and technical support services" includes any advice, assistance, analysis, consultation, evaluation, examination, report, review, study, survey, or similar assistance, including providing assistance in procurement and related activities, to support any program or their operations of HCFA.

H.8  Confidentiality of Information

     a. Confidential information, as used in this clause; mean (1) information or data of a personal nature about an individual, or (2) proprietary information or data submitted by or pertaining to an institution or organization.

     b.   In addition to the types of confidential information described in a.
          (1) and (2) above, information which might require special consideration with regard to the timing of its disclosure may derive from studies or research, during which public disclosure of preliminary invalidated findings could create erroneous conclusions which might threaten public health or safety if acted upon.

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

     c. The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the "Disputes" clause.

     d. If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

     e. Confidential information, as defined in a. (1) and (2) above, that is information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization, shall not be disclosed without the prior written consent of the individual, institution, or organization.

     f. Written advance notice of at least 45 days will be provided to the Contracting Officer of the Contractor's intent to release findings of studies or research, which have the possibility of adverse effects on the public or the Federal agency, as described in b. above. If the Contracting Officer does not pose any objections in writing within the 45-day period, the Contractor may proceed with disclosure. Disagreements not resolved by the Contractor and the Contracting Officer will be settled pursuant to the "Disputes" clause.

     g. Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this clause, the Contractor should obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

     h. Contracting Officer determinations will reflect the results of internal coordination with appropriate program and legal officials.

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

     i. The provisions of paragraph e. of this clause shall not apply when the information is subject to conflicting or overlapping provisions in other Federal, State or local laws.

H.9  Replacement Parts Availability

The Contractor guarantees that replacement parts for equipment in this contract will be available for the system life stated in Section I, "Term of Contract". The Contractor shall notify the Government 90 calendar days before the end of the systems life as to the continuing availability of parts subsequent to this period. If parts will not be available from the Contractor, then the Government may require the Contractor to furnish data that is available to assist the Government to obtain such parts from another source.

H.l0  Technology Refreshment

     a.   Overview

          During the life of this contract, and under its terms and conditions, the Government may request or the Contractor may propose, technologically advanced systems and components which first become commercially available after this contract's effective date or become economically feasible to offer due to changes in market conditions after this contract's effective date. These items may be added under the terms and conditions of this clause.

     b.   Types of substitutions/upgrades

          The substitutions/upgrades covered by this clause will be substituted for upgrades to items/systems already listed in Section B. The substitutions/upgrades may be in total or in part.

          It is further understood by the parties to this contract that this clause envisages technological refreshment related to the general type of equipment covered by the scope of this contract and a test shall be performed to verify performance of technological substitutions/upgrade at HCFA's option.

     c.   Minimum qualifications for acceptance of substitutions/upgrades

          The Government is under no obligation to substitute or

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

          upgrade any item already listed in the contract. However, subject to mutual agreement, when items are added under this contract, that item or items must meet the following criteria:

          (1) Meet or exceed all mandatory requirement of the contract including availability of equipment.

          (2) Must provide an improved cost to performance ratio over the most similar items in the contract.

          (3)  Be judged technically acceptable by the Project Officer; and

          (4) Be approved in writing by the Contracting Officer and the Contractor through a bi-lateral modification to the contract.

     d.   Pricing of substitutions/Upgrades

          The cost of equipment, services, and supplies of the equipment substituted shall provide at least equivalent performance with economic benefits or significantly enhanced performance at an additional cost per unit of capability. The Contracting Officer shall negotiate price, but in no case shall the Government pay more per item than the prevailing GSA schedule price or that of the most favored commercial customer, whichever is less.

     e.   Delivery of Substitutions/Upgrades

          Notwithstanding the delivery requirements set forth in Section F, delivery requirements for upgrade items shall be mutually agreed upon by the parties to this contract at the time the upgrade item is added. The Contracting Officer shall have the right to set the delivery schedule based on the longer of the standard commercial delivery schedule of the items or the Contractor's standard delivery schedule for similar items, if a mutually agreeable schedule can not be set.

     f.   Identifications of technologically advanced products.

          While the Government reserves the right to independently solicit a proposal from the Contractor under the terms of this clause at any time, potential upgrades will normally be brought to the Government's attention by the Contractor.

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

H.11 ENGINEERING CHANGES

     a. After contract award, the Government may solicit, and the Contractor is encouraged to propose independently, engineering changes to the equipment, or other requirements of this contract. These changes may be proposed to save money, to improve performance, to save energy, or to satisfy increased data processing requirements. If the proposed changes are acceptable to both parties, the Contractor shall submit a price change proposal to the Government for evaluation. Those proposed engineering changes that are acceptable to the Government will be processed as modifications to the contract.

     b. This applies only to those proposed changes identified by the Contractor, as a proposal submitted pursuant to the provisions of this clause. As a minimum, the following information shall be submitted by the Contractor with each proposal:

          (1) A description of the difference between the existing contract requirement and the proposed change, and the comparative advantages and disadvantages of each;

          (2) Itemized requirements of the contract which must be changed if the proposal is adopted, and the proposed revision to the contract for each such change;

          (3) An estimate of the changes in performance and cost, if any, that will result from adoption of the proposal;

          (4) An evaluation of the effects the proposed change would have on collateral costs to the Government, such as Government furnished property costs, costs of related items, and costs of maintenance and operation; and

          (5) A statement of the time by which the change order adopting the proposal must be issued so as to obtain the maximum benefits of the changes during the remainder of this contract. Also, any effect on the contract completion time or delivery schedule shall be identified.

     c. Engineering change proposals submitted to the Contracting Officer shall be processed expeditiously. The Government

SECTION H - SPECIAL CONTRACT REQUIREMENTS

          shall not be liable for proposal preparation costs or any delay in acting upon any proposal submitted pursuant to this clause. The Contractor has the right to withdraw, in whole or in part, any engineering change proposal not accepted by the Government within the period specified in the engineering change proposal. The decision of the Contracting Officer as to the acceptance of any such proposal under this contract shall be final and shall not be subject to the "Disputes" clause of this contract.

     d. The Contracting Officer may accept any engineering change proposal submitted pursuant to this clause by giving the Contractor written notice thereof. This written notice may be given by issuance of a modification to this contract. Unless and until a modification is executed to incorporate an engineering change proposal under this contract, the Contractor shall remain obligated to perform in accordance with the terms of the existing contract.

     e. If an engineering change proposal submitted pursuant to this clause is accepted and applied to this contract, an equitable adjustment in the contract price and in any other affected provisions of this contract shall be made in accordance with this clause and other applicable clauses of this contract. When the cost of performance of this contract is increased or decreased as a result of the change, the equitable adjustment increasing or decreasing the contract price shall be in accordance with the "Changes" clause (52.243-1) rather than under this clause, but the resulting contract modification shall state that it is made pursuant to this clause.

     f. The Contractor is requested to identify specifically any information contained in the engineering change proposal which the Contractor considers confidential and/or proprietary and which the Contractor prefers not be disclosed to the public. The identification of information as confidential and/or proprietary is for information purposes only and shall not be binding on the Government to prevent disclosure of such information. Offerors are advised that such information may be subject to release upon request pursuant to the Freedom of Information Act (5 U.S.C. 552).

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

H.12 DELIVERY ORDERS

     a. Delivery Orders issued under this contract will be identified by four-digit, sequential numbers, beginning with 0001 and the fiscal year of its issuance (e.g. an order issued in FY93 would read 93-0001).

     b. Each delivery order shall contain the Contract Line Item Number (CLIN) and its associated price as specified in the contract pricing table.

     c. The Contractor shall begin performance as specified in Section F or as stated in the specific delivery order if different.

     d. Delivery Orders shall not change or supersede the terms or conditions of the contract. If any language in the delivery order suggests a change to the terms and conditions of the contract, the Contractor shall immediately notify the Contracting Officer, and shall not proceed until the discrepancy is resolved or clarified.

H.13 NEW RESTRICTIONS ON LOBBYING

     a.   Definitions. As used in this clause,

          "Agency", as defined in #5 U.S.C. 552(f), includes Federal executive departments and agencies as well as independent regulatory commissions and Government corporations, as defined in 31 U.S.C. 9101(1).

          "Covered Federal action" means any of the following Federal actions:

          (1)  The awarding of any Federal contract;

          (2)  The making of any Federal grant;

          (3)  The making of any Federal loan;

          (4)  The entering into of any cooperative agreement; and

          (5) The extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

               Covered Federal action does not include receiving from an agency a commitment providing for the United States to insure or guarantee a loan.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

               "Indian tribe" and "tribal organization" have the meaning provided in section 4 of the Indian Self-Determination and Education Assistance Act (25 U.S.C. 450B). Alaskan Natives are included under the definitions of Indian tribes in that Act.

               "Influencing or attempting to influence" means making, with the intent to influence, any communication to or appearance before an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any covered Federal action.

               "Local government" means a unit of government in a State and, if chartered, established, or otherwise recognized by a State for the performance of a governmental duty, including a local public authority, a special district, an intrastate district, a council of governments, a sponsor group representative organization, and any other instrumentality of a local government.

               "Officer or employee of an agency" includes the following individuals who are employed by an agency:

               (1) An individual who is appointed to a position in the Government under title 5, U.S. Code, including a position under a temporary appointment;

               (2) A member of the uniformed services as defined in section 101(3), title 37, U.S. Code;

               (3) A special Government employee as defined in section 202, title 18, U.S. Code; and

               (4) An individual who is a member of a Federal advisory committee, as defined by the Federal Advisory Committee Act, title 5, U.S. Code appendix 2.

                    "Person" means an individual, corporation, company, association, authority, firm, partnership, society, State, and local government, regardless of whether such entity is operated for profit or not for profit. This term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

                    "Reasonable compensation" means, with respect to a regularly employed officer or employee of any person, compensation that is consistent with the

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

                    normal compensation for such officer or employee for work that is not furnished to, not funded by, or not furnished in cooperation with the Federal Government.

                    "Reasonable payment" means, with respect to professional and other technical service, a payment in an amount that is consistent with the amount normally paid for such services in the private sector.

                    "Recipient" includes all Contractors and Subcontractors at any tier in connection with a Federal contract. The term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

                    "Regularly employed" means, with respect to an officer or employee of a person requesting or receiving a Federal contract, an officer or employee who is employed by such person for at least 130 working days within one year immediately preceding the date of the submission that initiates agency consideration of such person for receipt of such contract. An officer or employee who is employed by such person for less that 130 working days within one year immediately preceding the date of the submission that initiates agency consideration of such person shall be considered to be regularly employed as soon as he or she is employed by such person for 130 working days.

                    "State" means a State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, a territory of possession of the United States, an agency or instrumentality of a State, and a multi-State, regional, or interstate entity having government duties and powers.

     b.   Prohibition

          (1) Section 1352 of title 31, U.S. Code provides in part that no appropriated funds may be expended by the recipient of a Federal contract, grant, loan, or cooperative agreement to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

               following covered Federal actions: the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

          (2)  The prohibition does not apply as follows:

               (i)  Agency and legislative liaison by Own Employees.

                    (A) The prohibition on the use of appropriated funds, in paragraph (1) of this section, does not apply in the case of a payment of reasonable compensation made to an officer or employee of a person requesting or receiving a Federal contract if the payment is for agency and legislative liaison activities not directly related to a covered Federal action.

                    (B) For purposes of paragraph (A) of this section, providing any information specifically requested by an agency or Congress is allowable at any time.

                    (C) For purposes of paragraph (A) of this section, the following agency and legislative liaison activities are allowable at any time only where they are not related to a specific solicitation for any covered Federal action:

                         (i) Discussing with an agency (including individual demonstrations) the qualities and characteristics of the person's products or services, conditions or terms of sale, and service capabilities; and

                         (ii) Technical discussions and other activities regarding the application or adaptation of the person's

SECTION H - SPECIAL CONTRACT REQUIREMENTS

                              products or services for an agency's use.

                    (D) For purposes of paragraph (A) of this section, the following agency and legislative liaison activities are allowable only where they are prior to formal solicitation of any covered Federal action:

                         (i) Providing any information not specifically requested but necessary for an agency to make an informed decision about initiation of a covered Federal action;

                         (ii) Technical discussions regarding the preparation of a unsolicited proposal prior to its official submission; and

                         (iii) Capability presentations by persons seeking
                               awards from an agency pursuant to the provisions of the Small Business Act, as amended by Public Law 95-507 and other subsequent amendments.

                    (E)  Only those activities expressly authorized by paragraph
                         (i) of this section are allowable under paragraph (i).

               (ii) Professional and technical services by Own Employees.

                    (A) The prohibition on the use of appropriated funds, in paragraph (1) of this section, does not apply in the case of a payment of reasonable compensation made to an officer or employee of a person requesting or receiving a Federal contract or an extension, continuation, renewal, amendment, or modification of a Federal contract if payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal contract or for meeting requirements

SECTION H - SPECIAL CONTRACT REQUIREMENTS

                         imposed by or pursuant to law as a condition for receiving that Federal contract.

                    (B) For purposes of paragraph (A) of this section, "professional and technical services" shall be limited to advice and analysis directly applying any professional or technical discipline. For example, drafting of a legal document accompanying a bid or proposal by a lawyer is allowable. Similarly, technical advice provided by an engineer on the performance or operational capability of a piece of equipment rendered directly in the negotiation of a contract is allowable. However, communications with the intent to influence made by a professional (such as a licensed lawyer) or a technical person (such as a licensed accountant) are not allowable under this section unless they provide advice and analysis directly applying their professional or technical expertise and unless the advice or analysis is rendered directly and solely in the preparation, submission or negotiation of a covered Federal action.

                         Thus, for example, communications with the intent to influence made by a lawyer that do not provide legal advice or analysis directly and solely related to the legal aspects of his or her client's proposal, but generally advocate one proposal over another are not allowable under this section because the lawyer is not providing professional legal services. Similarly, communications with the intent to influence made by an engineer providing an engineering analysis prior to the preparation or submission of a bid or proposal are not allowable under this section since the engineer is providing technical service but not directly in the preparation, submission or negotiation of a covered Federal action.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

                    (C) Requirements imposed by or pursuant to law as a condition for receiving a covered Federal award include those required by law or regulation, or reasonably expected to be required by law or regulation, and any other requirements in the actual award documents.

                    (D)  Only those services expressly authorized by paragraph
                         (ii) of this section are allowable under paragraph
                         (ii).

              (iii) Reporting for Own Employees.

                    No reporting is required with respect to payments of reasonable compensation made to regularly employed officers or employees of a person.

               (iv) Professional and technical services by Other than Own
                    Employees.

                    (A) The prohibition on the use of appropriated funds, in paragraph (1) of this section, does not apply in the case of any reasonable payment to a person, other than an officer or employee of a person requesting or receiving a covered Federal actions, if the payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal contract or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal contract.

                    (B) For purposes of paragraph (A) of this section, "professional and technical services" shall be limited to advice and analysis directly applying any professional or technical discipline. For example, drafting of a legal document accompanying a bid or proposal by a lawyer is allowable. Similarly, technical advice provided by an engineer on the performance or operational capability of a piece of equipment rendered directly in the negotiation of a

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

                         contract is allowable. However, communications with the intent to influence made by a professional (such as a licensed lawyer) or a technical person (such as a licensed accountant) are not allowable under this section unless they provide advice and analysis directly applying their professional or technical expertise and unless the advice or analysis is rendered directly and solely in the preparation, submission or negotiation of a covered Federal action. Thus, for example, communications with the intent to influence made by a lawyer that do not provide legal advice or analysis directly and solely related to the legal aspects of his or her client's proposal, but generally advocate one proposal over another are not allowable under this section because the lawyer is not providing professional legal services. Similarly, communications with the intent to influence made by an engineer providing an engineering analysis prior to the preparation or submission of a bid or proposal are not allowable under this section since the engineer is providing technical service but not directly in the preparation, submission or negotiation of a covered Federal action.

                    (C) Requirements imposed by or pursuant to law as a condition for receiving a covered Federal award include those required by law or regulation, or reasonably expected to be required by law or regulation, and any other requirements in the actual award documents.

                    (D) Persons other than officers or employees of a person requesting or receiving a covered Federal action include consultants and trade associations.

                    (E)  Only those services expressly authorized by paragraph
                         (iv) of this section are allowable under paragraph
                         (iv).

SECTION H - SPECIAL CONTRACT REQUIREMENTS

c.   Disclosure

     (1) Each person who requests or receives from an agency a Federal contract shall file with that agency a certification, set forth in Section K of this solicitation, that the person has not made, and will not make, any payment prohibited by paragraph (b) of this clause.

     (2) Each person who requests or receives from an agency a Federal contract shall file with that agency a disclosure form, Standard Form-LLL, "Disclosure of Lobbying Activities," if such person has made or has agreed to make any payment using nonappropriated funds (to include profits from any covered Federal action), which would be prohibited under paragraph (b) of this clause if paid for with appropriated funds.

     (3) Each person shall file a disclosure form at the end of each calendar quarter in which there occurs any event that requires disclosure or that materially affects the accuracy of the information contained in any disclosure form previously filed by such person under paragraph
          (2) of this section. An event that materially affects the accuracy of the information reported includes:

          (i) A cumulative increase of $25,000 or more in the amount paid or expected to be paid for influencing or attempting to influence a covered Federal action; or

          (ii) A change in the person(s) or individual(s) influencing or attempting to influence a covered Federal action; or

          (iii) A change in the officer(s), employee(s), or Member(s) contacted to influence or attempt to influence a covered Federal action.

     (4) Any person who requests or receives from a person referred to in paragraph (1) of this section a subcontract exceeding $100,000 at any tier under a Federal contract shall file a certification, and a disclosure form, if required, to the next tier above.

     (5) All disclosure forms, but not certifications, shall be forwarded from tier to tier until received by

SECTION H - SPECIAL CONTRACT REQUIREMENTS

          the person referred to in paragraph (1) of this section. That person shall forward all disclosure forms to the agency.

     d.   Agreement

          In accepting any contract resulting from this solicitation, the person submitting the offer agrees not to make any payment prohibited by this clause.

     e.   Penalties

          (1)  Any person who makes an expenditure prohibited under paragraph
               (b) of this clause shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such expenditure.

          (2) Any person who fails to file or amend the disclosure form to be filed or amended if required by this clause, shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

          (3) Contractors may rely without liability on the representations made by their Subcontractors in the certification and disclosure form.

     f.   Cost allowability

          Nothing in this clause is to be interpreted to make allowable or reasonable any costs which would be unallowable or unreasonable in accordance with Part 31 of the Federal Acquisition Regulation. Conversely, costs made specifically unallowable under any of the provisions of Part 31 of the Federal Acquisition Regulation.

H.14 Warranty

The Contractor shall furnish, without additional charge to the contract, maintenance service and all parts for a period of 36 months beginning with the first date of the successful performance period. The Contractor is relieved of this warranty obligation in the event Government fault or negligence caused the damage in question.

All replaced parts during the warranty period shall become the property of the Contractor.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

     a.   Cost of Movement

          Prior to the expiration of the warranty period, whenever equipment shipped for mechanical replacement purposes, the Contractor shall bear all costs, including but not limited to, costs of packing, transportation, rigging, drayage, and insurance.

     b.   Fault of Government

          The warranty shall not apply to maintenance required due to the fault or negligence of the Government.

     c.   Title

          Title to equipment, including special features installed thereon, will pass to the Government when the purchase price is paid.

H.l5 Safety and health standards

     a. The contractor shall be responsible for the safety and health of individuals as follows:

          The Contractor maintains full responsibility and liability for compliance with all applicable regulations pertaining to the protection of workers, visitors to the site and persons occupying adjacent areas. The Contractor holds the Government harmless against injury resulting from the failure on the Contractor's part, or on the part of the Contractor's employees or subcontractors to comply with any applicable safety or health regulation.

     b. If during the course of performance under this contract, the Contractor suspects contact with hazardous or toxic materials/substances, such as asbestos, polychlorinated biphenyls
          (PCBS), explosives, or radioactive materials, as specified in Subpart H and Z of 29 CFR 1210 and Federal Standard 313. The Contractor shall immediately inform the Contracting Officer of these materials/substances. The Contractor shall not disturb suspected harmful materials/substances but will take responsible measures to prevent exposure to individuals, pending receipt of direction from the Contracting Officer. The Contracting Officer will coordinate any necessary action with the Contracting Officer's Technical Representative (COTR).

SECTION H - SPECIAL CONTRACT REQUIREMENTS

H.16 DISPUTES

     a. This contract is subject to the Contract Disputes Act of 1978 (Public Law 95-563).

     b. Except as provided in the Act, all disputes arising under or relating to this contract shall be resolved in accordance with this clause.

     c. As used herein, "claim" means a written demand or assertion by one of the parties seeking as a legal right, the payment of money, adjustment or interpretations of contract terms, or other relief, arising under or relating to this contract.

          A voucher, invoice, or request for payment that is not in dispute when submitted is not a claim for the purposes of the Act. However, where such submission is subsequently not acted upon in a reasonable time, or disputed either as to liability or amount, it may be converted to a claim pursuant to the Act.

          A claim by the Contractor shall be made in writing and submitted to the Contracting Officer for decision. A claim by the Government against the Contractor shall be subject to a decision by the. Contracting Officer.

     d. For Contractor claims of more than $50,000, the Contractor shall submit with the claim a certification that the claim is made in good faith; the supporting data are accurate and complete to the best of the Contractor's knowledge and belief and that the amount requested accurately reflects the contract certification, shall be executed by the Contractor, if an individual. When the Contractor is not an individual, the certificate shall be executed by a senior company official in charge of the Contractor's plant or location involved, or by an officer or general partner of the Contractor having overall responsibility for the conduct of the Contractor's affairs.

     e. For Contractor claims of $50,000 or less, the Contracting Officer must render a decision within sixty (6) days or notify the Contractor of the date when the decision will be made.

     f. The Contracting Officer's decision shall be final unless the Contractor appeals or files a suit as provided in the Act.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

     g. The authority of the Contracting Officer under the Act does not extend to claims or disputes which by statute or regulation other agencies are expressly authorized to decide.

     h. Interest on the amount found due on a Contractor's claim shall be paid from the date the claim is received by the Contracting Officer until the date of payment.

     i. Except as the parties may otherwise agree, pending final resolution of a claim by the Contractor arising under the contract, the Contractor shall proceed diligently with the performance of the contract in accordance with the Contracting Officer's decision.

H.17 PROCUREMENT AUTHORITY (OCT 90 FIRMR)

This acquisition is being conducted under a specific acquisition delegation of GSA's exclusive procurement authority for FIP resources. The specific GSA DPA case number is KMA-93-0372.

                               (End of provision)

H.18 Certificate of Maintainability

     a. At such time as the contract is terminated, expire contractually or otherwise not extended, or upon request by the contracting officer at any time, the Contractor shall issue, within five (5) working days, a "Certificate of Maintainability" for any or all equipment acquired and maintained under this contract.

     b. The certificate shall state that preventive maintenance in accordance with the specifications of the Original Equipment Manufacturer (OEM) has been performed and that the equipment is performing in accordance with the OEM's specifications such that the OEM ( or the OEM's successor in interest) commits that it would assume maintenance of the equipment [or the OEM certifies that the equipment is eligible for maintenance] (including but not limited to repair or inspection charges) if such maintenance were assumed effective the day after the Contractor's performance ceases. The Contractor is responsible for bearing all costs associated with obtaining such certification at no separate charge to the Government.

     c. Should the Contractor fail to issue the required Certificate of Maintainability in accordance with this clause, or should any equipment fail to perform in

SECTION H - SPECIAL CONTRACT REQUIREMENTS

          accordance with the certification, the Contractor shall be liable to the Government for any reasonable costs incurred by the Government for the purpose of bringing the equipment up to the required maintainable level.

     d. If equipment is acquired under this contract, without maintenance of such equipment being concurrently acquired under the contract, the Contractor shall issue a Certificate of Maintainability for such equipment within five (5) working days after it receives notice of award of the contract. The certificate shall state that the equipment is in such condition that the OEM (or the OEM's successor in interest) commits that it would assume maintenance of the equipment [or the OEM certifies that the equipment is eligible for maintenance]. All charges required to obtain the requisite performance of the equipment up to the later of the time the equipment is accepted by the Government of the warranty expires, shall be borne by the Contractor. The fact that the equipment may have been acquired with a warranty does not relieve the contractor of its obligations under this subparagraph.

H.19 Spare Parts

The contractor shall provide spare parts to the Government, at the option of the Government, to allow the Government to maintain the equipment delivered under this contract. Spare parts will be ordered as needed. Spare parts will be shipped by the Contractor in accordance with the delivery requirements specified in Section F.2. Parts identified by the Contractor as repairable shall be returned to the Contractor upon failure and will become the property of the Contractor.

H.20 Risk of Loss or Damage

In the case of purchased equipment, the Government is relived of all risks of loss or damage to the equipment , up to and including the day prior to the first day of a successful performance period, except for: (i) loss or damage caused by war, insurrection, civil strife, rebellion, weapons of war; or (ii) negligence on the part of the Government or its agents, provided, however, that the Government shall be relieved of the liability for such risks or damage due to negligence if any commercial customer of the Contractor is relived of such liability under like circumstances. If the Government is liable for loss or damage of equipment, the Contractor shall have the option to restoration at the Contractor's then current prices, terms, and conditions. If the contractor elects not to restore the equipment, the Government may, at its own expense, restore the equipment to its previous condition. If,

SECTION H - SPECIAL CONTRACT REQUIREMENTS

however, equipment is lost or damaged beyond repair, the Government shall pay the Contractor the same price for the equipment as the Government would have paid if it had purchased the equipment on the day prior to the loss or damage under the provisions of this contract. This clause shall govern risk of lost or damage, notwithstanding any other provisions of this contract relating to title, payment, or ownership.

SECTION I - CONTRACT CLAUSES

I.1  52.252-2 Clauses Incorporated by Reference. (JUN 1988)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

  52.202-1       Definitions                                  SEP 1991

  52.203-1       Officials Not to Benefit                     APR 1984

  52.203-3       Gratuities                                   APR 1984

  52.203-5       Covenant Against Contingent Fees             APR 1984

  52.203-6       Restrictions on Subcontractor Sales          JUL 1985
                 to the Government

  52.203-7       Anti-Kickback Procedures                     OCT 1988

  52.203-9       Requirement for Certificate of               NOV 1990
                 Procurement Integrity - Modification

  52.203-10      Price or Fee Adjustment for Illegal          SEP 1990
                 or Improper Activity

  52.204-3       Taxpayer Identification                      SEP 1992

  52.215-1       Examination of Records by                    FEB 1993
                 Comptroller General

  52.215-26      Integrity of Unit Prices                     APR 1991

  52.215-32      Certification of Commercial Pricing          AUG 1991
                 for Parts or Components

  52.215-33      Order of Precedence                          JAN 1986

  52.215-34      Evaluation of Offers for Multiple            MAR 1990
                 Awards

  52.217-8       Option to Extend Services                    AUG 1989

  52.219-6       Notice ot Total Small Business               APR 1984
                 Set-aside

SECTION I - CONTRACT CLAUSES

  52.219-13      Utilization of Women-Owned Small             AUG 1986
                 Bus messes

  52.220-3       Utilization of Labor Surplus Area            APR 1984
                 Concerns

  52.220-4       Labor Surplus Area Subcontracting            APR 1984
                 Program

  52.222-1       Notice to the Government of Labor            APR 1984
                 Disputes

  52.222-3       Convict Labor                                APR 1984

  52.222-18      Notification of Employee Rights              MAY 1992
                 Concerning Payment of Union Dues or
                 Fees

  52.222-20      Walsh-Healey Public Contracts Act            APR 1984

  52.222-26      Equal Opportunity                            APR 1984

  52.222-28      Equal Opportunity Preaward                   APR 1984
                 Clearance of Subcontracts

  52.222-35      Affirmative Action for Special               APR 1984
                 Disabled and Vietnam Era Veterans

  52.222-36      Affirmative Action for Handicapped           APR 1984
                 Workers

  52.222-37      Employment Reports on Special                JAN 1988
                 Disabled Veterans and Veterans of
                 the Vietnam Era

  52.223-2       Clean Air and Water                          APR 1984

  52.223-6       Drug-Free Workplace                          JUL 1990

  52.224-1       Privacy Act Notification                     APR 1984

  52.224-2       Privacy Act                                  APR 1984

  52.225-3       Buy American Act-Supplies                    JAN 1991

  52.225-7       Balance of Payments Program                  APR 1984

  52.225-9       Buy American Act -- Trade                    MAY 1994
                 Agreement Act -- Balance of
                 Payments Program


                                       1-2

SECTION I - CONTRACT CLAUSES

  52.227-1       Authorization and Consent                    APR 1984

  52.227-2       Notice and Assistance Regarding              APR 1984
                 Patent and Copyright Infringement

  52.227-3       Patent Indemnity                             APR 1984

  52.227-14      Rights in Data - General                     JUN 1987

  52.227-19      Comercial Computer Software                  JUN 1987
                 Restricted Rights

  52.228-5       Insurance - Work on a Government             SEP 1989
                 Installation

  52.229-3       Federal, State, and Local Taxes              JAN 1991

  52.229-5       Taxes - Contracts Performed in U.S.          APR 1984
                 Possessions or Puerto Rico

  52.232-1       Payments                                     APR 1984

  52.232-8       Discounts for Prompt Payment                 APR 1989

  52.232-9       Limitation on Withholding of                 APR 1984
                 Payments

  52.232-11      Extras                                       APR 1984

  52.232-17      Interest                                     JAN 1991

  52.232-18      Availability of Funds                        APR 1984

  52.232-19      Availability of Funds                        APR 1984
                 for the Next Fiscal Year

  52.232-23      Assignment of Claims                         JAN 1986

  52.232-25      Prompt Payment                               MAR 1994

  52.232-28      Electronic Funds Transfer Payment
                 Methods                                      APR 1989

  52.233-1       Disputes                                     MAR 1994

  52.233-3       Protest After Award                          AUG 1989

  52.237-3       Continuity of Services                       JAN 1991


                                       1-3

SECTION I - CONTRACT CLAUSES

  52.242-13      Bankruptcy                                   APR 1991

  52.243-1       Changes - Fixed-Price                        AUG 1987

  52.244-1       Subcontracts (Fixed-Price                    APR 1991
                 Contracts)

  52.244-5       Competition in Subcontracting                APR 1984

  52.249-2       Termination for Convenience of the           APR 1984
                 Government (Fixed-Price)

  52.249-8       Default (Fixed-Price Supply and              APR 1984
                 Service)

1.2 Department of Health and Human Services Acquisition Regulations (HHSAR) Incorporated by Reference (352.252-20)

Clauses No.                       Title and Date

  352.202-1      Definitions                                  APR 1984

  352.215-12     Restriction of Disclosure and Use            APR 1984
                 of Data

  352.224-70     Confidentiality of Information               APR 1984

  352.232-9      Withholding of Contract Payments             APR 1984

  352.249-14     Excusable Delays                             APR 1984

  352.270-1      Accessibility of Meetings, Conferences
                 and Seminars to Persons with
                 Disabilities                                 APR 1984

  352.270-4      Pricing of Adjustments                       APR 1984

  352.270-7      Paperwork Reduction Act                      APR 1984

1.3  FEDERAL INFORMATION RESOURCES MANAGEMENT REGULATION CLAUSES

Clauses No.                       Title and Date

201-39.5202-6    Warranty Exclusion and Limitation of         OCT 1990
                 Damages

201-39.5202-5    Privacy or Security Safeguards               OCT 1990


                                       1-4

SECTION I - CONTRACT CLAUSES

1.4  FAR 52.216-18, "ORDERING" (APR 1984)

     (a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders by the individuals or activities designated in the Schedule. Such orders may be issued from date of contract award through 12 months. If options are exercised, orders may be issued for two additional one year periods.

     (b) All delivery orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order and this contract, the contract shall control.

     (c) If mailed, a delivery order is considered "issued" when the Government deposits the order in the mail. Orders may be issued orally or by written telecommunications only if authorized in the Schedule.

     1.5  FAR 52.216-19 "DELIVERY-ORDER LIMITATIONS" (APR 1984)

     (a) Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than $50.00, the Government is not obligated to purchase or lease, nor is the Contractor obligated to furnish, those supplies or services under the contract.

     (b)  Maximum order. The Contractor is not obligated to honor-

          (1)  Any order for a single item in excess of 2000 workstations; or

          (2) Any order for a combination of item in excess of 2000 workstations plus $3,907,111; or

          (3) A series of orders from the same ordering office within 30 days that together call for quantities exceeding the limitation in subparagraph (1) or (2) above.

     (c) If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216-21 of the Federal Acquisition Regulation
          (FAR), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitation in paragraph (b) above.


                                       1-5

SECTION I - CONTRACT CLAUSES


1.6  FAR 52.216-22 INDEFINITE QUANTITY (APR 1984)

     (a) This is an indefinite quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

     (b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the "maximum." The Government shall order at least the quantity of supplies or services designated in the Schedule as the "minimum."

     (c) Except for any limitations on quantities in the Delivery-Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issues.

     (d) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor's and Government's rights and obligations with respect to that order to the same extent as if the order were completed during the contract's effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after 12 months or if options are exercised, after 36 months.

1.7  CONTRACT OPTIONS TO EXTEND OR INCREASE QUANTITY

1.7.1 FAR 52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 1989)

     (a) The Government may extend the term of this contract by written notice to the Contractor upon completion of the contract period of performance; provided, that the Government shall give the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

     (b) If the Government exercises this option, the extended contract shall be considered to include this option provision.


                                       1-6

SECTION I - CONTRACT CLAUSES

     (c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 36 months.

1.7.2 Optional Quantity For Employee Purchases

     The Government may require the delivery of the Employee Purchases, identified in the Schedule as an option item, at the prices stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor at any time during the contract period of performance. Delivery of added items shall continue at the same rate that like items are called for under the contract, unless the parties otherwise agree.


                                       1-7